EXHIBIT 10.6

GAMING DEVICE LICENSE AGREEMENT

Contract No. 124788

This Gaming Device License Agreement (“Agreement”) is made as of the 1st day of April, 2009 (the “Effective Date”) by and between:

Licensor:	HASBRO, INC. and HASBRO INTERNATIONAL, INC.
1027 Newport Avenue
Pawtucket, Rhode Island 02862-1059
USA
(401) 727-5617 (Telephone)
(401) 727-5595 (Fax)

and

Licensee:	WMS GAMING INC.
800 South Northpoint Boulevard
Waukegan, Illinois 60085
(847) 785-3085 (Telephone)
(847) 785-3177 (Fax)

This Agreement consists of the attached License Agreement Summary (the “Summary”), the License Agreement Basic Terms (the “Basic Terms”) and all schedules and exhibits thereto. To the extent of a conflict or inconsistency between the terms and conditions in the Summary and the Basic Terms, the Summary shall control. Capitalized terms not defined in context have the meanings set forth in the Summary. The terms and conditions of the Agreement shall only be binding if Licensee signs and returns this Agreement below and Licensor countersigns same.

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Hasbro Contract Number 124788. ©2006-2009 Hasbro, Inc. and WMS Gaming Inc. All rights reserved. This document shall not be deemed an offer and shall not be binding unless signed by all named parties.

The parties hereby declare, and by these presents confirm, their express desire that this contract be written in English. Les parties déclarent qu’elles ont demandé et par les présentes confirment leur désir exprès que cette convention soit rédigée en anglais.

AGREED TO AND ACCEPTED BY:

HASBRO, INC.	WMS GAMING INC.

By:	By:

Date:	Date:

HASBRO INTERNATIONAL, INC.

By:

Date:

The “Date of Execution” of this Agreement is June 12, 2009.

ii

LICENSE AGREEMENT SUMMARY

Contract No: 124788

1.	Certain Basic Terms and Definitions

“Licensed Properties” means the intellectual property and proprietary rights owned or controlled by Licensor in all versions (other than versions that are co-branded with third parties (“Co-Branded Versions”)), subsequently developed versions and international versions and translations of the MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, and [*] board games sold by Licensor, including without limitation their respective attributes, associated logo(s), names, characters, symbols, designs, likenesses, visual representations, style elements, artwork, trademarks, trade dress, copyrighted elements, rules, features, game play and game mechanics, and patents owned or controlled by Licensor and used in any of the foregoing board games (provided, however, that if there is a third-party license fee or royalty for use of any such patent, then Licensor shall inform Licensee of such patent and Licensee shall be solely responsible for payment of the license fee or royalty and Licensee covenants and agrees to pay the same). Licensor represents and warrants that there is no such patent owned or licensed by Licensor and used in the current versions of the MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, and [*] board games for which Licensee would be responsible for payment of a license fee or royalty as provided in the immediately preceding sentence. In no event shall Licensee have the right to utilize the Licensed Properties as depicted in or adapted for any live action presentation, audio program or recording, theatrical motion picture, direct-to-video program, or television program, series or game show.

“Licensed Articles” means (i) any “Gaming Device” that utilizes the Licensed Properties; and (ii) gaming services and software applications using the Licensed Properties which relate to Gaming Devices, including services through which Gaming Devices are linked for progressive jackpots, whether through local area networks, wide area networks or otherwise as well as network-enabled, server-based, server-enabled or downloadable gaming applications used in connection with such Gaming Devices or Licensed Articles (collectively “Network-Enabled Gaming”).

“Gaming Device” means: any mechanical, electromechanical or electronic device or machine dedicated for use only for chance-based gaming (but which may have a skill factor in the base game or bonus rounds as provided in the last sentence of this paragraph) in legal gaming establishments and peripheral systems, including all Class II and Class III gaming devices as these terms are understood pursuant to the Indian Gaming Regulatory Act and its subsequent legal or regulatory interpretations falling within the foregoing definition, unless falling within the exclusions or restrictions contained in this Agreement, and associated equipment (e.g., chairs, signage and Network-Enabled Gaming systems) used in connection with such a device or machine, through which a player places a wager, the outcome of the wager is determined (whether in the device, the peripheral systems or associated equipment) and on which the outcome of the wager (win or loss) is displayed (but the wager may be placed and the outcome displayed on separate Gaming Devices that are within the same gaming establishment) (e.g., slot machines, whether video, reel spinning or otherwise, and video lottery terminals, electronic table games, video poker machines, dedicated handheld / mobile gaming devices provided by casinos or other legal gaming establishments for use only in casinos and other legal gaming establishments, all of the foregoing which may be provided through Network-Enabled Gaming, but subject to the exclusions set forth below). Such chance-based gaming devices may have game play or bonus rounds that include a limited skill factor, and may include video poker and blackjack or other games notwithstanding that there is a skill factor in poker, blackjack or other game.

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

i

Gaming Devices and Licensed Articles do not include the following items, including machines or devices, peripheral systems or equipment, or gaming services or products related to the following items: [*].

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

For the avoidance of doubt, it is acknowledged and agreed that exclusion (A) above includes [*], and accordingly such [*] are not included in the definitions of Licensed Articles or Gaming Devices, but the parties expressly agree that [*] are not excluded by exclusion (A) above. Licensee may offer free interactive on-line advertising games utilizing the Licensed Properties that simulate, illustrate, or explain the play of the Licensed Articles to market, advertise, and promote the Licensed Articles; provided that such free interactive games shall be subject to all of the terms and provisions of this Agreement with respect to the Licensed Articles, including, without limitation, Licensor’s approval rights, Licensee shall accrue no revenue from the use and distribution of the same, and there shall be limitations on the amount and quality of play of such interactive games so that the player cannot or will not play such interactive games for a sustained period of time, either in one playing session or in multiple sessions over time, and further that Licensor shall have the right not to approve such interactive games if it determines that the interactive games would be competitive with or infringe on the rights granted by Licensor to other licensees for interactive on-line amusement games using the Licensed Properties. In the event that Licensor determines, in its sole and absolute discretion, and regardless of whether Licensor shall have previously approved the interactive game, that any such interactive game is competitive with or arguably infringes the rights granted by Licensor to any such other licensee for amusement games or is not in compliance with the provisions herein, then Licensee shall modify or cease the distribution and offering of such interactive game as directed by Licensor.

[*]

“Pre-Existing Agreement” means the license to the MONOPOLY Licensed Property between Licensor and Licensee, dated the 1st day of September, 1997, as amended.

“Territory”: Worldwide, subject to possible withdrawal of certain Regions from the scope of the Territory as provided in this Agreement. It is understood that Hasbro, Inc. shall be deemed “Licensor” hereunder with respect to all rights and obligations of Licensor in the United States, its territories, and possessions, and Hasbro International, Inc. shall be deemed “Licensor” hereunder as to all rights and obligations of Licensor elsewhere in the Territory.

“Regions”: For purposes of this Agreement, the Territory is divided into five (5) “Regions” as follows: (1) North America (including the territories and possessions of the United States and Canada, Mexico, the Caribbean and cruise ships, but excluding Central America); (2) Central America and South

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

America (not including Mexico); (3) Europe (including the United Kingdom and Russia) and Africa; (4) Australia/New Zealand; and (5) Asia (including Japan).

“Channels of Distribution”: Legal gaming establishments.

“Term”: The Term of this Agreement shall consist of an Initial Term and, if exercised as provided below, an Extension Term.

“Initial Term”: The Effective Date (April 1, 2009) through December 31, 2016, unless earlier terminated in accordance with the terms of this Agreement. Provided, however, that the Initial Term for the [*] Licensed Property shall commence on [*] (except that commencing on the Effective Date Licensee is expressly authorized to design, develop, manufacture and seek regulatory approval for Licensed Articles using the [*] Licensed Property and during the [*], Licensee may display Licensed Articles utilizing the [*] Licensed Property at trade shows, consult with casinos or other legal gaming establishments, distributors and other third parties with regard to the placement of such Licensed Articles, and make announcements that Licensor has granted such rights to Licensee as well as advertise, promote and market such Licensed Articles; provided, however, Licensee may also make such disclosures prior to such time period solely to the extent that such disclosures are required by applicable laws, rules and regulations).

“Extension Term”: January 1, 2017 through December 31, 2019, unless earlier terminated in accordance with the terms of this Agreement. In the event that Licensee is not in default of any material terms of this Agreement both at the time of exercise and on the last day of the Initial Term, Licensee may exercise its option to extend the Term of this Agreement for the Extension Term by sending written notice to Licensor of Licensee’s exercise of such option no later than [*]; provided, however, that such exercise of the Extension Term shall not be effective unless the following condition (the “Extension Royalty Requirement”) has been satisfied: Licensee has earned royalties totaling at least [*] in the Territory in the period beginning [*] through [*], provided, however, that Licensee may cure a shortfall of earned royalties in the stated timeframe in the amount of [*] or less by a cash payment in the amount of the shortfall (the “De Minimis Payment”) made on or before [*]. For avoidance of doubt, for the purpose of determining whether the Extension Royalty Requirement has been satisfied, earned royalties for the period [*] through [*] shall not include royalties earned in the month of [*] notwithstanding that payment of such royalties is due not later than [*] and so may be paid during the Initial Term, and royalties that are earned in [*] but are not due and payable until [*] shall be included for purposes of determining whether the Extension Royalty Requirement has been satisfied. Advance Payments paid but not earned as royalties do not count against the Extension Royalty Requirement.

“Required Notices” means the following notices:

- For MONOPOLY: “The MONOPOLY name and logo, the distinctive design of the game board, the four corner squares, the MR. MONOPOLY name and character, as well as each of the distinctive elements of the board and playing pieces are trademarks of Hasbro for its property trading game and game equipment. © [year of publication] Hasbro. All Rights Reserved.” (provided, however, that if space prevents use of this notice, a shorter notice is as follows: “MONOPOLY is a trademark of Hasbro used with permission. © [year of publication] Hasbro. All Rights Reserved.”)

- For the other Licensed Properties: “[LICENSED PROPERTY] is a trademark of Hasbro and is used with permission. © [year of publication] Hasbro. All Rights Reserved. Licensed by Hasbro.”

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“Affiliate” means, as to a particular party, an entity or person that is controlled by, controls, or is under common control with, such party. The term “control” (or the like) shall mean the power to elect a majority of the board of directors or other governing group of an entity or the power to direct management of such party, whether, in each case, through the ownership of voting securities, by contract, or otherwise.

2.	Payment Terms

2.1 Royalties.

(a) Royalties

(i) Lease Placements. For Licensed Articles, including Licensed Property Associated Gaming Devices (as defined below), which are not sold outright by Licensee or a sublicensee that has been pre-approved in writing by Licensor, but rather are leased or otherwise placed with third parties under arrangements where Licensee will receive ongoing payments from their operation and for any other Licensed Articles not covered by Sections 2.1(a)(ii) and 2.1(a)(iii) of this Summary below, Licensee will pay Licensor a royalty equal to [*] of the gross revenue received by Licensee or sublicensee, whichever is greater, for the use of such Licensed Articles, less any fees payable to third parties such as government levies, third party commissions, prizes for players (or funds to support such prizes), royalties to other licensors and amounts payable to casinos.

(ii) Flat Fee. For Licensed Articles including Licensed Property Associated Gaming Devices which are not sold outright by Licensee or a sublicensee that has been pre-approved in writing by Licensor, but rather are leased or otherwise placed with third parties under arrangements where Licensee will receive ongoing payments from their operation, which are placed in such jurisdictions where Licensor is precluded by statute, regulation, rule, ordinance or order from receiving royalty payments based upon such percentage of revenue as provided above without Licensor first being licensed, approved or found suitable, Licensee will pay Licensor for each day each Licensed Article is operating the royalties in the applicable jurisdictions as set forth on the schedule attached hereto as Exhibit 7 (the “Flat Fee Schedule”). See Section 2.1(b) of this Summary regarding adjustments to the Flat Fee Schedule.

(iii) Sale. For Licensed Articles including Licensed Property Associated Gaming Devices which are sold by Licensee or by a sublicensee of Licensee that has been pre-approved in writing by Licensor, Licensee shall pay Licensor a royalty of [*] of Licensee’s Net Sales of such Licensed Articles (including but not limited to slot machines and slot machine conversions) or, if applicable, such sublicensee’s Net Sales whichever is higher. The term “Net Sales” shall mean gross sales less only fees payable to third parties that are not recognized as revenue by Licensee under generally accepted accounting principles consistently applied in accordance with Licensee’s normal practices such as government taxes, TITO license fees, freights costs, prizes for players (or funds to support such prizes) and the following discounts and credits: corporate discounts, tradeshow discounts, volume discounts, no-trial discounts, no-trade-in discounts and trade-in credits, provided that they are payable to third parties and not recognized as revenue by Licensee under generally accepted accounting principles consistently applied in accordance with Licensee’s normal practices. No deductions shall be made for cash discounts, marketing allowances, bad debt or uncollectible accounts. All costs and expenses incurred in the manufacture, sale, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee or an approved sublicensee, shall be paid by Licensee or such sublicensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor.

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

v

Any Gaming Device that Licensee sells that does not include Licensed Property, but which Licensee converts within [*] of such initial sale to a Gaming Device that includes Licensed Property shall be considered a Licensed Article and Royalties shall be paid to Licensor for the sale of the Gaming Device, as set forth in this Section 2.1(a) (iii).

(iv) Certain Royalty Clarifications

(A) For the avoidance of doubt, the parties acknowledge and agree that where a Gaming Device is a Licensed Property Associated Gaming Device Licensee shall pay royalties as set forth in Sections 2.1(a)(i)-(iii), based upon the revenues from the use, placement, operation or sales of the Licensed Property Associated Gaming Device (and for the avoidance of doubt, and without expanding the scope or definition of Licensed Property Associated Gaming Devices as set forth in Section 2.1(a)(iv)(B), (i) expressly including, without limitation, all such revenues with respect to any games, features, wagers or applications (including Network-Enabled Gaming Applications) accessed or played by the player from or through such Licensed Property Associated Gaming Device, regardless of whether or not such games, features, wagers or applications include Licensed Property (including, without implied limitation, primary wagering games that do not utilize Licensed Property in the game theme, game play, iconography or characters, such as the primary wagering games on the Player Terminals in the current MONOPOLY BIG EVENT game), but subject to Section 2.1(a)(iv)(C) and expressly agreeing that Licensed Property Side Games are not within the scope or definition of Licensed Property Associated Gaming Devices, and (ii) expressly excluding revenues associated with the use, placement, operation or sales of unbranded infrastructure associated with Network-Enabled Gaming Devices, such as servers), as applicable based on the type of placement, calculated as set forth in the applicable Section (and for royalty payments which are to be made under Section 2.1(a)(ii), the parties shall establish a Flat Fee set in good faith that is estimated to be [*] of the applicable projected revenues, less the permitted deductions).

(B) A “Licensed Property Associated Gaming Device” shall mean a Gaming Device that has any one or more of the following criteria: (i) Licensed Property appears on the hardware (including a top-box) or cabinetry of the Player Terminal and/or on the physical signage connected to the Player Terminal, or (ii) Licensed Property is displayed on the video display of the Player Terminal (which, for the avoidance of doubt, includes, without limitation, the top-box) and/or displayed on signage connected to the Player Terminal before, during or after game play, other than where such display is either only infrequent and incidental or where such use is as a “Licensed Property Side Game” (defined below), or (iii) the primary wagering game played on the Player Terminal utilizes Licensed Property in the game theme, game play, iconography or characters, or (iv) the Player Terminal is linked (other than through a “Licensed Property Side Game”) to a display, game, bonus round or the like, which is linked to one or more other Player Terminals (“Multiple Machine Display”), and on or in which Licensed Property is displayed or used at least [*]. For the avoidance of doubt it is understood and agreed that, without implied limitation, a Player Terminal shall be a Licensed Property Associated Gaming Device if it meets criteria (iv), notwithstanding that it does not meet any of the other criteria, including, without limitation, that its primary wagering game does not utilize Licensed Property in the game theme, game play, iconography or characters (for example, the Player Terminals in the current MONOPOLY BIG EVENT game). A handheld mobile Gaming Device shall be a Licensed Property Gaming Device if it meets any one or more of the foregoing criteria (i) through (iv).

(C) The parties recognize that there may be Non-LP Network-Enabled Gaming Applications (defined below) for which a royalty is payable based on its use in connection with Licensed Property Associated Gaming Devices, but where the revenues of Licensee or its sublicensees derived from such Non-LP Network-Enabled Gaming Application cannot be tied to the specific Licensed Property Associated Gaming Devices (i.e., where the Non-LP Network-Enabled Gaming Application is

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

distributed by means of a Multiple Machine Display, casino-wide seat licenses or where a flat fee is paid for the Non-LP Network-Enabled Gaming Applications and [*]. In such a situation, royalties of [*] shall be applied to the [*] from the Non-LP Network-Enabled Gaming Application calculated as the [*].

(D) For the avoidance of doubt, that parties acknowledge and agree that where a Licensed Property Side Game is displayed on a non-Licensed Property Associated Gaming Device, Licensee shall pay royalties attributable to such Licensed Property Side Game as set forth in Sections 2.1(a)(i)-(iii), as applicable based on the type of placement, as set forth above, and not on the revenues from such non-Licensed Property Associated Gaming Device.

(E) Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that Licensee may design or develop certain Network-Enabled Gaming Applications that may not fall within any of the foregoing situations. In such an event, Licensee will present the situation to Licensor in order to determine whether there is a mutually agreeable royalty structure to apply, but neither party shall be obligated to agree to any such royalty structure, except in its sole and absolute discretion; if the parties cannot agree on a royalty structure, Licensee shall not utilize or incorporate Licensed Property in such proposed Gaming Devices.

(G) Certain Definitions

(1) “Network-Enabled Gaming Application” means an application that is provided by or controlled by a server and not provided by or controlled by a Gaming Device that is a Player Terminal.

(2) “Licensed Property Network-Enabled Gaming Application” means a Network-Enabled Gaming Application that utilizes a Licensed Property.

(3) “Non-LP Network-Enabled Gaming Application” means a Network-Enabled Gaming Application that is not a Licensed Property Network-Enabled Gaming Application.

(4) “Licensed Property Side Game” means a Licensed Property Network-Enabled Gaming Application that is separately selected by the player apart from the primary wagering game on the Player Terminal, not integrated into the game play of the primary wagering game, is not funded through the pay tables of the primary wagering game and is not displayed on the Player Terminal or its associated signage until the player makes a selection to see the side games (i.e., the player presses a button or takes some other action to call up a menu of side games)

(5) “Player Terminal” means a device where a player places a wager or on which the outcome of the wager is displayed.

(v) For Category B2, B3 and B4 machines in the United Kingdom which are distributed through a sublicense, Licensee shall pay Licensor a royalty equal to [*] of the [*].

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

(b) Flat Fee Schedule Adjustments. [*] the parties shall confer and negotiate in good faith to make adjustments, if necessary or appropriate, to the Flat Fee Schedule for the upcoming subsequent [*] in an effort to have the royalties to be paid using the Flat Fee Schedule in such subsequent [*] approximate an effective Royalty rate of [*] of the projected revenues for such subsequent [*] for the applicable Licensed Articles to which the Flat Fee Schedule and its rates would apply, subject to applicable gaming regulatory requirements. The projected revenues shall be based upon forecasted placements of Gaming Devices and their associated projected revenues, consistent with Licensee’s internal planning, which projections shall be included in the Business and Marketing Plan provided pursuant to Section 4 of this Summary giving consideration to a number of factors, including but not limited to, the then-current footprint and financial performance of Licensed Articles, the trend in growth or shrinkage of the then-current footprint of Licensed Articles, the number and timing of new Licensed Articles scheduled for introduction during the subsequent [*], the types of games scheduled for introduction (e.g., WAP or stand alone, video or mechanical, etc.), customer acceptance of participation products generally, anticipated consumer acceptance of the Licensed Articles and player trends (e.g., volatility, denomination, free spin games, picking games, etc.), projected introductions of new platforms and technologies (e.g., Network-Enabled Gaming, account-based wagering, handheld, transmissive and community gaming, etc.), macro changes to the relevant gaming markets, the competitive landscape, the macro economy, changes in regulations (i.e., smoking bans), changes in taxation, jurisdictional approvals, new gaming markets opening, expansions and contractions to existing casinos/slot floors, new casino openings, the accuracy of prior [*]’s projections, and any projected increase or decrease in the consumer demand for Gaming Devices themed for the applicable Licensed Properties (including, without limitation, the impact based upon new product or promotional releases or activities and changes to consumer awareness and popularity of the Licensed Properties). For the avoidance of doubt, the listing of certain factors in the preceding sentence does not preclude other relevant factors from being taken into account and does not mean that all of the listed factors will necessarily be relevant in any given [*]. In connection with the parties conferring on and setting of the new Flat Fee Schedule, Licensee shall provide Licensor, as part of the annual Business and Marketing Plan, supplemented as necessary, with an understanding of the underlying assumptions relied upon in its forecasting consistent with the information provided by Licensee to Licensor in setting the Flat Fee Schedule for [*]. In setting the subsequent [*] Flat Fee Schedule, or otherwise, the parties shall not seek to true up or otherwise reconcile any prior [*] effective royalty rates. If Licensor and Licensee have not agreed on the revised Flat Fee Schedule for the upcoming [*] by December 31, then the issue shall be settled by the Dispute Resolution Procedure set forth in Section 10 of this Summary.

2.2 Total Royalty Guarantee. Licensee shall pay to Licensor minimum guaranteed royalties of not less than [*] (the “Total Royalty Guarantee”), payable as follows:

(a) In each [*], Licensee shall pay to Licensor [*] minimum guaranteed royalties (each an “[*] Guarantee”), fully-recoupable against royalties earned in such [*], payable by advance payments (each an “Advance Payment”) for each such [*] as set forth below.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

With respect to each [*], Licensee guarantees to pay to Licensor the [*] Guarantee amount set forth above for royalties with respect to Licensed Articles earned during the period [*] (other than for [*], where the applicable period is from [*]), payable in [*] Advance Payments [*], each equal to [*] of the [*] Guarantee amount as set forth above, due on [*] (other than [*] where there shall be only [*] Advance Payment due on [*]), such Advance Payments to be applied and off-set against royalties earned in such [*]. Notwithstanding the foregoing, if the actual earned royalties in any [*] are greater than [*] of the total Advance Payment as of [*], then the [*] Advance Payment due on [*] shall be off-set and reduced by the amount that actual earned royalties exceed the first Advance Payment that was payable on [*]. [*].

(b) All [*] Guarantee payments, including Advance Payments, are non-refundable. Each [*] Guarantee shall be applicable only to the royalties earned in the applicable [*]. As an example, but without limitation, the [*] Guarantee for the period from [*] shall not include, and the Advance Payments for such period shall not be recouped against, royalties earned in [*] notwithstanding that such royalties are payable on [*], and instead such royalties earned in [*] and paid in [*] shall apply against the [*] Guarantee and (if applicable) be offset against the [*] Advance Payments.

(c) Advance Payment for [*]. For the [*] Guarantee of [*], Licensee shall be credited with the previously paid balance of the [*] guarantee payment (pursuant to the Pre-Existing Agreement) of [*]. Accordingly, the remaining Advance Payment owed to Licensor for [*] is [*], which shall be due and payable on [*] unless previously out-earned and paid by actual royalties. Furthermore, the License Extension Fee set forth in Section 2.3 of this Summary shall be credited against and shall be off-set against the Advance Payment and [*] Guarantee for [*].

2.3 License Extension Fee. In consideration of the license extension, on [*] Licensee shall pay Licensor a license extension fee in the amount of [*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(“License Extension Fee”). The License Extension Fee is separate from and not to be off-set against royalties, but shall be off-set and applied against the Advance Payment and [*] Guarantee for [*].

2.4 Currency; Electronic Payments. All amounts payable hereunder shall be paid in and are stated in United States Dollars calculated using the average exchange rate for the relevant currency quoted by the Wall Street Journal for the relevant month when the payments are made, costs of transfer being for the account of Licensee. Further, all payments to Licensor shall be made in United States Dollars by wire transfer, with directions for such transfers to be provided from Licensor to Licensee in a side letter (“Side Letter”) separate from this Agreement (for the avoidance of doubt, the contents of the Side Letter shall be treated as Confidential Information under Section 27 of the Basic Terms).

3.	Additional Provisions

3.1 Failure of a Licensed Property to Receive Regulatory Approval.

(a) In the event that Licensee, despite using good-faith, commercially reasonable efforts, is unable to obtain regulatory approval in the States of Nevada or Mississippi for Gaming Devices or Licensed Articles using one of the Licensed Properties solely because of the nature of the Licensed Property involved (for example, because such Licensed Property is deemed to be contrary to the public policy or associated with products marketed to children and therefore unsuitable for use in connection with Gaming Devices under Nevada Gaming Commission Regulation 14.025 or similar regulations), then Licensee shall have the option, exercised by written notice to Licensor given within thirty (30) days of such regulatory decision, to initiate the procedure in Section 3.1(b) below for replacing such Licensed Property with a substitute Licensed Property.

(b) If Licensee timely gives such notice, then Licensor and Licensee shall discuss in good-faith possible other properties owned or controlled by Licensor that are available for use for Gaming Devices and Licensed Articles at that time and are not then the subject of any negotiations between Licensor and a third-party for use for rights included within the scope of the definition of Licensed Articles or Gaming Devices which could be substituted for such Licensed Property, but the substitution of any such other property for such Licensed Property shall be subject to the approval of Licensor, to be granted or withheld in Licensor’s sole and absolute discretion. In the event that Licensee and Licensor mutually agree on a substitute Licensed Property, then effective on the date agreed upon by Licensor and Licensee the Licensed Property that was the subject of the regulatory decision shall be replaced by such substitute Licensed Property. For the avoidance of doubt, and without implied limitation, there shall be no changes in the Total Royalty Guarantee, [*] Guarantees or royalties based on any such Licensed Property not receiving regulatory approval as aforesaid. If Licensor and Licensee have not agreed on a substituted Licensed Property within thirty (30) days after Licensee’s notices as set forth in Section 3.1(a), then the issue shall be settled by the Dispute Resolution Procedure.

(c) If Licensee fails to timely give such notice as set forth in section 3.1(a), then such Licensed Property shall remain part of this Agreement and no longer be subject to this Section 3.1, and this Agreement shall continue in full force and effect with no change in the terms and provisions of this Agreement.

3.2 Region Clawbacks.

(a) Within [*] after the U.S. Launch of the first Licensed Article using a Licensed Property, Licensee shall in the normal course of business Introduce in each Region of the Territory Licensed Articles using such Licensed Property; provided, however, that with respect to the

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

x

MONOPOLY Licensed Property Licensee shall in the normal course of business Introduce in each Region of the Territory Licensed Articles using such Licensed Property within [*] of the Effective Date of this Agreement.

(i) For purposes of this provision, “U.S. Launch” shall mean obtaining regulatory approval of a Licensed Article using a Licensed Property in each of Nevada, New Jersey, Mississippi, and Native American gaming jurisdictions. After Licensee has obtained regulatory approval of a Licensed Article using a Licensed Property in one of these jurisdictions, it will thereafter seek to obtain regulatory approval in such other jurisdictions using its good faith business judgment in the normal course of its business. Licensee shall, upon request of Licensor from time to time, inform Licensor of the status of its efforts to obtain the U.S. Launch for each Licensed Property (other than MONOPOLY for which the U.S. Launch has already occurred). Promptly after the U.S. Launch for a Licensed Property, Licensee shall send Licensor a notice stating the date of the U.S. Launch for such Licensed Property. Licensee shall have the right to determine when to develop and have the U.S. Launch for Licensed Articles of each Licensed Property in its sole and absolute discretion.

(ii) For purposes of this provision, “Introduce” shall mean the following:

(A)	For the Central America and South America Region, placement in the normal course of business of [*] Licensed Properties.

(B)	For the Europe and Africa Region, placement in the normal course of business of [*] Licensed Properties.

(C)	For the Australia/New Zealand Region, placement in the normal course of business of [*] Licensed Properties.

(D)	For the Asia Region, placement in the normal course of business of [*] Licensed Property.

(b) In the event that Licensee fails to Introduce Licensed Articles using a Licensed Property in a given Region within such [*] period after the first U.S. Launch of Licensed Articles for a Licensed Property (or within [*] after the Effective Date for the MONOPOLY Licensed Property), then Licensor may by written notice to Licensee withdraw Licensee’s rights to such Licensed Property in such Region, such withdrawal of the Region with respect to the given Licensed Property to be effective upon the giving of such notice, but subject to the provisions of Section 14 (Disposal of Stock After Expiration; Continuation of Leases) of the Basic Terms.

(c) For avoidance of doubt, to meet the specified number of placements within a Region that count towards the minimum number of units constituting an Introduction as specified in Section 3.2(a)(ii) of this Summary, the required minimum number of Licensed Articles must simultaneously be in place at any one time within the [*]. As an example, if the requirement of twenty (20) CLUE (CLUEDO) placements in Australia/New Zealand applied in the [*] period from [*], the requirement of [*] placements would not be met by there being only [*] in [*] which are then removed in [*] and a subsequent [*] in [*], but the requirement would be met if on [*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

there were [*] of such Licensed Articles in the Region even if some units are subsequently removed and not replaced with additional units. MONOPOLY Gaming Devices originally placed pursuant to the Pre-Existing Agreement as of the Effective Date and still in place at the applicable time shall count towards the quantity of MONOPOLY Gaming Devices set forth in Section 3.2(a)(ii) of this Summary.

3.3 United Kingdom. For each Licensed Property being treated separately, within [*] of the first Licensed Article using a Licensed Property (or, with respect to the MONOPOLY Licensed Property, within [*]), Licensee shall simultaneously have available Licensed Articles using such Licensed Property on a minimum of an aggregated total of [*] Category B2, B3 and/or B4 Gaming Devices (as defined under the UK Gambling Act of 2005) (“UK Introduction”). If Licensee has not made a UK Introduction of a Licensed Property within the period set forth herein, then Licensor may by written notice to Licensee withdraw Licensee’s rights to that Licensed Property under this Agreement in the United Kingdom with respect to Category B2, B3 and/or B4 games under the UK Gambling Act of 2005 and its regulations, such withdrawal to be effective upon the giving of such notice, but subject to the provisions of Section 14 (Disposal of Stock After Expiration; Continuation of Leases) of the Basic Terms.

4.	Business and Marketing Plan

4.1 Marketing Plan. Commencing no later than November 1, 2009, and annually thereafter by November 1 of each calendar year during the Term, Licensee shall submit to Licensor a written business and marketing plan (“Business and Marketing Plan”) for the Licensed Articles.

(a) Annual Marketing Plan. The marketing plan portion of the Business and Marketing Plan (“Marketing Plan”) shall include with respect to each release or planned release of Licensed Articles a summary of marketing, promotion and advertising strategies, an overview of planned campaigns by Region (or by country if and where applicable), inclusive of milestone timelines and concepts/renderings of marketing materials (print, web, microsites, promotional materials, etc.). The parties expressly agree, that the decision whether and to what extent to advertise, promote or market the Licensed Articles is in Licensee’s sole and absolute discretion and that there is no actual or implied minimum quantity of advertising, promotional or marketing obligations or expenditures hereunder.

(b) Marketing Plan Update. In May of each year during the Term, Licensee shall deliver to the Licensor an update to the Marketing Plan setting forth: (i) with respect to each release or planned release of the Licensed Articles, a summary of marketing, promotion and advertising strategies, an overview of planned campaigns by Region (or by country if and where applicable), inclusive of milestone timelines, and concepts/renderings of marketing materials (print, web, microsites, promotional materials, etc.), and (ii) such additional marketing information as may be reasonably requested in advance by Licensor.

4.2 Business Plan.

(a) The business portion of the Business and Marketing Plan (“Business Plan”) shall set forth:

(i)	the current footprints and projected annual footprints, revenues and royalties by Licensed Property and Region (and for the United States and Canada by general geographic region), for the subsequent [*],

(ii)	the projected product release schedule by Licensed Property for the subsequent [*], and

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(iii)	a general summary of the major and projected trends and developments in the domestic and international slot machine industry for the preceding and subsequent [*], including those factors to be considered for the Flat Fee Schedule Adjustments pursuant to Section 2.1(b) of the Summary.

(b) Quarterly Business Updates. In February, May and August of each calendar year during the Term, Licensee shall deliver to the Licensor an update of the Business Plan: (i) summarizing the existing footprint and product release schedule by Licensed Property, including any updates on product development, regulatory approval submissions and projected release dates for the current calendar year, (ii) the projected number of units, revenues and royalties for the current calendar year by quarter and an update on the outlook for the subsequent calendar year by Licensed Property and Region, and (iii) such additional information as may be reasonably requested in advance by Licensor from time to time.

4.3 For the avoidance of doubt, the Business and Marketing Plan are to be treated as Confidential Information under Section 27 of the Basic Terms.

5.	Warrants

5.1 Existing Warrant. As additional consideration to induce Licensor to enter into this Agreement, Licensee has arranged for WMS Industries, Inc. to amend simultaneously with the execution of this Agreement the existing Common Stock Purchase Warrant (“Existing Warrant”) for 250,000 shares (now 375,000 shares due to a stock split) of the common stock of WMS Industries, Inc. dated September 15, 2003, by and between Hasbro, Inc. and WMS Industries, Inc., to change the “Expiration Date” (as defined therein) to be December 31, 2018, subject to further extension to December 31, 2021 if the Term of this Agreement is extended for the Extension Term. The agreed upon form of amendment to the Existing Warrant is attached to this Agreement as Exhibit 9. Licensor hereby waives its right to accelerate the vesting of the Existing Warrant to purchase the shares of the Common Stock of WMS Industries, Inc. as provided for in that certain Existing Warrant agreement, which shall be amended accordingly. Licensee acknowledges that such amendment is material consideration provided in order to induce Licensor to enter into this Agreement. In the event of a conflict between this Agreement and the Existing Warrant document (as amended), the Existing Warrant document as amended shall control.

5.2 New Warrant. As additional consideration to induce Licensor to enter into this Agreement, Licensee has arranged for WMS Industries Inc. to provide to Hasbro, Inc. a warrant for shares of the common stock of WMS Industries, Inc., solely as set forth below in Section 20 of the Basic Terms, as will be provided in a common stock purchase warrant, to be entered into, by and among Hasbro, Inc. and WMS Industries, Inc. (herein after “New Warrant”) The agreed upon form of common stock purchase warrant for the New Warrant under this Section 5.2 is attached to this Agreement as Exhibit 10. Licensor expressly acknowledges that the vesting of the New Warrant is contingent upon the occurrence of the conditions set forth in Section 20.4 of the Basic Terms, and that in the event that the contingencies are never fulfilled such that the New Warrant never vests shall not be deemed a failure of consideration. Licensee acknowledges that the grant of such contingently vesting New Warrant is material consideration provided in order to induce Licensor to enter into this Agreement. In the event of a conflict between this Agreement and the New Warrant document, the New Warrant document shall control.

6.	Pre-Existing Agreement and Prior Audit

6.1 Pre-Existing Agreement. The Pre-Existing Agreement has a license term that prior to the entering into of this Agreement ran through December 31, 2011. Licensor and Licensee agree: (i) for the

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Pre-Existing Agreement, the “Term” (as defined in such agreement) shall be revised to run through March 31, 2009 with no sell-off/lease-off period; (ii) that the Pre-Existing Agreement shall apply only to revenues and royalties with respect to use of the MONOPOLY Licensed Property and Licensed Articles using the MONOPOLY Licensed Property earned in periods on or before March 31, 2009 and the royalties earned on such Licensed Articles on or before March 31, 2009 shall apply to the guarantee and any applicable advance under the Pre-Existing Agreement for such Licensed Property and not with respect to any [*] Guarantee or the Total Royalty Guarantee under this Agreement (for the avoidance of doubt, there shall be no minimum guaranteed royalties for the period January 1, 2009 through March 31, 2009); and (iii) that this Agreement (and not the Pre-Existing Agreement) shall apply to all Licensed Articles using the MONOPOLY Licensed Property beginning on or after April 1, 2009, even if manufactured or distributed under the Pre-Existing Agreement.

6.2 Settlement of Prior Audit and QME Obligations.

(a) Licensee represents and warrants to Licensor that Licensee is not aware of any breach by Licensee under the Pre-Existing Agreement (other than the possible breaches identified in items (i) through (viii) of this Section 6.2(a) below), and Licensor represents and warrants to Licensee that Licensor is not aware of any breach by Licensor under the Pre-Existing Agreement. Neither the foregoing sentence nor anything else set forth in this Agreement shall constitute an admission by either party of any breaches under the Pre-Existing Agreement. Each party, in reliance on the other party’s foregoing representation and warranty, hereby, except as expressly set forth in this Section 6, expressly waives, releases and extinguishes any and all actual, possible or alleged claims, findings, breaches or failures to perform under the Pre-Existing Agreement, including any possible breaches of the Pre-Existing Agreement raised by any audit, or that could have been raised by any audit, save only: (1) Licensor’s right to audit with respect to the proper and accurate guarantee and royalty payments for the period from January 1, 2008 through March 31, 2009, (2) any claims that Licensee has underreported or underpaid revenues and royalties for any period under the Pre-Existing Agreement, including interest with respect to such underpaid or overpaid royalties, other than the claims specifically identified in items (i) through (viii) of this Section 6.2(a) below which are expressly waived, released and extinguished hereunder; (3) any claims of misuse of the Licensed Property by Licensee, including, without limitation, the distribution or use of unapproved Licensed Articles or that Licensee distributed Licensed Articles outside the scope of the license grant (for example, without limitation, outside the channels of trade or outside the licensed rights); (4) any product liability claims arising prior to the Effective Date with respect to the Licensed Articles; provided, however, that the foregoing waiver, release, and extinguishment shall not be deemed to apply to the provisions of Section 6 of the Pre-Existing Agreement (Indemnification and Product Liability Insurance) as they relate to third-party claims and suits, and damages, losses, costs and expenses with respect thereto, nor shall the foregoing be deemed to waive, release or extinguish any claims under this Agreement, including, without limitation, where such breach is continuing under this Agreement (for example, but without implied limitation, the distribution or use after March 31, 2009 of unapproved Licensed Articles or the distribution of Licensed Articles outside the license grant. Licensor expressly acknowledges that it is waiving its rights to audit or continue to audit the period prior to January 1, 2008. Specifically, and without limitation, Licensor releases, waives and extinguishes the following specific possible breaches by Licensee of the Pre-Existing Agreement occurring during the period April 2002 through December 31, 2007 raised by Licensor’s audits of such period: [*].

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

Nothing contained in this Section 6, nor anything else set forth in this Agreement, shall constitute an admission or otherwise imply that either party is in breach of any provisions of the Pre-Existing Agreement, including for the period from January 1, 2008 through April 1, 2009.

(b) In addition to the foregoing waiver, Licensor further agrees to waive, release and extinguish all possible claims related to or breaches by Licensee under the Pre-Existing Agreement with respect to compliance with Paragraph 9(d) (Marketing Commitment) of the License Agreement Summary part of the Pre-Existing Agreement as added to said agreement by Amendment 4, including, without limitation, the obligations to submit marketing plans, to spend Qualified Marketing Expenditures in specified amounts, and to pay to Licensor any shortfalls in required Qualified Marketing Expenditure requirements, for all periods prior to April 1, 2009, including, without limitation, calendar year 2008 through March 31, 2009. The parties further agree to waive, release and extinguish all possible claims related to or breaches by the parties for failure to meet and adjust the Flat Fee Schedule under Paragraph 2(a)(ii) of the License Agreement Summary part of the Pre-Existing Agreement for all periods prior to April 1, 2009.

(c) Notwithstanding the foregoing, and subject to Section 6.2(b) of this Agreement, Licensor shall retain the right to audit Licensee with respect to the period from January 1, 2008 through March 31, 2009 with respect only to the proper and accurate reporting and payment of royalties and guarantees to Licensor and proper use of the Licensed Property and use and distribution of the Licensed Articles. Any claimed or alleged findings or breaches with respect to such audit for the period through March 31, 2009 or any other claim or breach under the Pre-Existing Agreement shall not give rise to any claims for breach or default of this Agreement or otherwise form the basis for Licensor to declare a breach or default or seek to terminate this Agreement; provided, however, that the foregoing shall not be deemed to limit Licensor’s rights and remedies, including termination, under this Agreement where such breach is continuing under this Agreement (for example, but without implied limitation, the distribution or use after March 31, 2009 of unapproved Licensed Articles or the distribution of Licensed Articles outside the Channels of Distribution or outside the licensed rights), subject to the notice obligations and cure period as set forth in Section 12(f) of the Basic Terms.

7.	[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.	[*]

9.	[*]

9.1 In the event that during the Term Licensor desires to enter into or renew (other than under an automatic renewal or a unilateral option for a licensee to elect to renew) a license agreement for use of the Licensed Properties or any other properties owned by Licensor for [*] exclusion in the definitions of Gaming Devices and Licensed Articles), Licensor agrees to discuss in good-faith the possibility of entering into a license agreement with Licensee for such rights separate from this Agreement, but neither party shall be obligated to enter into a license agreement for such rights except if each party shall determine to do so in its sole and absolute discretion and only on such terms and conditions as such party may determine in its sole and absolute discretion, and nothing herein shall be deemed to prevent, limit or restrict Licensor from entering into such an agreement with any third-party or from discussing the licensing of such rights with any third-party before, during or after discussions with Licensee. Without implied limitation, Licensee acknowledges and understands that Licensor has existing relationships with companies engaged in [*] and that Licensor is regularly approached by third parties interested in licensing Licensor’s properties for [*], and that Licensor discussing possible licensing of [*] with such third parties is not in violation of this provision.

10.	Dispute Resolution Procedure

10.1 Dispute Resolution Procedure. Any matter that under the terms of this Agreement is to be resolved by the “Dispute Resolution Procedure” shall be resolved by conference of officers of Licensor and Licensee as provided below, and if that fails to resolve the matter, by binding arbitration as provided below. In the event that parties are unable to agree on a resolution to such a matter, the parties shall refer the issue to John DeSimone, Vice President Finance & Business Planning, Digital Media & Gaming, for Licensor and Jeff Michel, Executive Director, Licensing and Trademarks, for Licensee or their successors as designated by Licensor and Licensee, respectively. Such procedure shall be invoked by either party by presenting to the other a “Notice of Request for Resolution of Dispute” (a “Notice”) identifying the issues in dispute to be addressed. A telephone conference of the designated officers (or another officer

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

designated by a party, provided such officer is of similar stature in his/her respective company) will be held within five (5) business days after the delivery of the Notice, or such other period as mutually agreed by the parties. In the event that the telephone conference between these persons does not resolve the dispute, then upon delivery of a further Notice, either party may require that the matter be referred for resolution between Mark Blecher, Senior Vice President Digital Media & Gaming, for Licensor and Orrin Edidin, President, for Licensee, or their successors as designated by Licensor and Licensee, respectively. A telephone conference of these persons (or another officer designated by a party, provided such officer is of similar stature in his/her respective company) shall be held within five (5) business days after delivery of the further Notice (and such additional number of days as the parties may then agree). If the second set of officers is not able to resolve the dispute within five (5) business days after their conference (or within the additional number of days agreed to by the parties), then the matter shall be resolved by binding arbitration in New York, New York, in accordance with the rules of the American Arbitration Association by a panel of three arbitrators. Either party may commence the arbitration by notice to the other. Each of the parties shall name one arbitrator and a third arbitrator shall be mutually agreed upon by the parties. Once one party has named an arbitrator, the other party shall have ten (10) days from notice of such selection, to select an arbitrator. If the parties are unable to agree on the third arbitrator within ten (10) days of naming of the second arbitrator, then the third arbitrator shall be chosen as follows: each party shall provide to the other a list of not more than three arbitrators acceptable to such party; each party may “veto” one of the arbitrators on the other party’s list; a list of the non-vetoed potential third arbitrators shall be submitted to the first two arbitrators for selection; and if the first two arbitrators are unable to agree on the third arbitrator, then each party shall provide the name of one of the non-vetoed potential third arbitrators and the third arbitrator shall be chosen by lot from among those two. Each of the arbitrators shall have experience in gaming matters and in licensing matters and shall be independent of either party and their respective affiliates. Each party shall bear the cost of the arbitrator appointed by such party, and the parties shall share the cost of the third arbitrator. The decision of the three arbitrators shall be binding upon the parties.

11.	Sublicensing

Licensor hereby consents to Licensee’s sublicense of rights under this Agreement for use of (i) [*], as a distributor, manufacturer, and agent for configuration of Licensed Articles developed by Licensee for use in [*] (as that term is defined under U.S. gaming regulations) jurisdictions, as well as in certain [*]; and (ii) [*] as the distributor, manufacturer, and agent for configuration of Licensed Articles developed by Licensee for use in the [*] (as that term is defined under U.S. gaming regulations) jurisdictions (e.g., [*]) where gaming platforms are configured differently from those in [*] jurisdictions, as well as in certain [*] jurisdictions (e.g., [*]). Additionally, Licensor expressly consents to placement by Licensee of Licensed Articles that are [*] through a sublicense relationship.

12.	[*]

In the event that [*]1 [*].

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.
[1]

Based upon the most current Morgan Stanley and Goldman Sachs’ reports there are approximately 933,000 slot machines, excluding Class II and central determination games in the United States and Canada. [*]

[*]

13.	Memorandum of Exclusive License

The parties agree to execute contemporaneously with this Agreement, (i) the Memorandum of Exclusive License attached hereto as Exhibit 4-1, which Licensee may record with the United States Copyright Office, and (ii) the Notice of Termination of Exclusive License attached hereto as Exhibit 4-2, which

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Licensor may record with the United States Copyright Office in the event of proper termination or expiration of this Agreement.

*    *    *

LICENSE AGREEMENT BASIC TERMS

Contract No. 124788

WHEREAS, Licensor has rights to the Licensed Properties;

WHEREAS, Licensee desires to utilize the Licensed Properties in connection with the development, manufacture, sale, lease, placement, and distribution of articles hereinafter described.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties do hereby agree as follows:

l. GRANT OF LICENSE

(a) Licensed Articles. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee and Licensee hereby accepts the exclusive (as provided in Section 3 of the Basic Terms) right, license and privilege, and any other grant of licensed rights as granted elsewhere in this Agreement (i.e., sublicensing rights in Section 11 of the Summary), of utilizing the Licensed Properties solely upon and in connection with the design, development, manufacture, sale, lease, placement, marketing, advertising, promoting and distribution of the specific articles and services listed in the Licensed Articles definition in the Summary, and no other articles or services of any kind, and only as may be approved by Licensor, in the manner approved, when the Licensed Articles are submitted for approval (collectively, the licensed rights granted pursuant to this Agreement may be referred to as the “License Grant”). The definition of the Licensed Articles shall be strictly construed. Notwithstanding anything herein to the contrary, and without expanding Licensee’s rights hereunder in any way, Licensee shall not have the right to use the “Hasbro” logo, the “MB” logo, the “Parker Brothers” logo, the “OddzOn” logo, or the “Kenner” logo without Licensor’s express prior written approval.

(b) Territory. The license hereby granted extends only to the Territory and only to distribution in the Channels of Distribution. To the extent such restriction is permissible by law, Licensee agrees that it will not make or authorize any use, direct or indirect, of the Licensed Properties in any other area, or outside the Channels of Distribution, and that it will not sell or distribute Licensed Articles to persons who Licensee knows or should know intend or are likely to resell or redistribute them in an area outside the Territory or outside the Channels of Distribution.

(c) Term. The Term of this Agreement is as shown in the Summary, unless sooner terminated in accordance with the provisions hereof.

2. TERMS OF PAYMENT

(a) Rate. Licensee agrees to pay to Licensor as royalties amounts determined as provided in the Summary with respect to the lease, sale, placement, use or distribution of the

Licensed Articles by Licensee or any of its affiliates or by permitted sublicensees. Except as set forth in the Summary as permitted deductions in computing royalties, all costs and expenses incurred in the manufacture, sale, lease, placement, distribution or exploitation of the Licensed Articles, or otherwise incurred by Licensee, shall be paid by Licensee, and no such costs or expenses shall be deducted from any royalty payable to Licensor. All payments to be made by the Licensee to Licensor under this Agreement, unless expressly noted to the contrary, are exclusive of value added tax (if applicable), consumption tax or other sales tax or customs duty which shall, where appropriate, be payable by the Licensee. All taxes, duties, import charges or assessments levied, assessed or imposed by any government authority with respect to the Agreement on the income of the Licensee (or upon Licensor in respect of Licensee’s income) shall be borne by the Licensee (provided that this shall not be deemed to prevent the deduction of any amounts permitted under Section 2(a) of the Summary as deductions from gross revenues in computing royalties), and the Licensee shall indemnify and save harmless Licensor in respect thereof, provided that if in accordance with any applicable law any withholding tax is imposed on any royalty, advances or guarantee payment payable by the Licensee to Licensor under the Agreement, the Licensee or the paying bank shall deduct the sum of tax from the royalty payment and pay it to the competent tax authorities. Within sixty (60) days from such deduction and payment, the Licensee or paying bank shall provide Licensor with a receipt voucher or other document acceptable to the relevant local tax authority, as well as an English language translation thereof, which evidences the receipt by the relevant tax authorities of payment of any tax due so that Licensor can secure the necessary credits.

(b) Terms of Payment. Licensee shall pay the Total Royalty Guarantee, [*] Guarantees, and Advance Payments as set forth in the amounts as set forth in the Summary and elsewhere in this Agreement. No part of such amounts paid toward the Total Royalty Guarantee and [*] Guarantees shall in any event be repayable to Licensee, other than in accordance with Section 12 of the Summary.

(c) Periodic Statements. On or before the twenty-fifth (25th) day after the end of each calendar month, Licensee shall furnish to Licensor complete and accurate royalty statements for such calendar month just ended, using the royalty reporting form attached hereto as Exhibit 1. Such royalty statements shall provide: (i) for sold Licensed Articles, the number sold, country in which sold or to which

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

shipped, description (Licensed Property and specific Gaming Device), gross sales price, and itemized permitted deductions for calculating royalties, (ii) for leased Licensed Articles or other recurring payments on account of Licensed Articles on which Licensee pays a percentage royalty, Licensed Property and specific Gaming Device gross revenue received itemized by country and itemized permitted deductions for calculating royalties, (iii) for Licensed Articles for which Licensee pays royalties based on a Flat Fee Schedule, Licensed Property and specific Gaming Device, and number of days of operation itemized by country (and if within the United States sufficient information to ascertain the appropriate royalty category), (iv) an itemized calculation of the royalties earned and payable with respect to such calendar month, (collectively, the “Required Reporting Information”), certified to be accurate by Licensee, or if a corporation, by an officer of Licensee. Such statements shall be furnished to Licensor whether or not any of the Licensed Articles have been sold, leased or otherwise provided during the month to which such statements refer; provided, however, that Licensee does not have to start providing statements for any Licensed Property until the first calendar month in which royalties are earned with respect to Licensed Articles using that Licensed Property.

(d) Royalty Payments. Royalties in excess of the applicable Advance Payment required and paid hereunder shall be due on the twenty-fifth (25th) day following the last day of the calendar month in which earned. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement, or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from questioning the correctness thereof at any time within three (3) years after the expiration and/or termination of this Agreement (but such period shall not be deemed to extend the record retention requirement and audit timing limitations set forth in Section 11 of the Basic Terms), and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by or credit taken by Licensee. Licensee shall pay Licensor interest on a late royalty payments (including [*] Guarantee and Advance Payment payments and any underpaid royalty payment) at an interest rate of [*] per month, or the highest rate permitted by law, whichever rate is lower, from the date the royalty payment (or underpaid portion thereof) should have been received by Licensor until paid. Royalty payments must be remitted to Licensor by electronic payment as provided in the Summary. The parties agree that if Licensee makes a lease arrangement with its customer as a means of financing the purchase of a Licensed Article which is a Gaming Device, such Gaming Device shall be considered to be sold (not leased) for purpose of this Agreement and Licensee shall pay royalties on such sale as set forth in Section 2.1(a)(iii) of the Summary at the full purchase price minus applicable discounts and deductions upon the inception of the lease, in accordance with Generally Accepted Accounting Principals. The parties acknowledge that the Licensed Articles include accessories which (A) Licensee may provide to its customers in connection with Licensed Articles which are Gaming Devices or services, and (B) utilize the Licensed Property. An example of such an accessory includes electric signage which calls players’ attention to the presence of Gaming Devices within a casino. Notwithstanding anything to the contrary in this Agreement, Licensee shall not pay Licensor royalties on such accessories. The parties acknowledge that it is customary in the gaming industry for Gaming Devices to be placed on a trial basis in order for: (i) a customer to have, for a limited period of time, the right to return the Gaming Device and unwind the transaction, (ii) Licensee to conduct, for a limited period, a regulatory field trial at the request of a regulatory agency; or (iii) Licensee to conduct, for a limited period, consumer focus group testing and/or field trials (any one of such actions constituting the “Trial Period”). For any Licensed Articles placed on such trial basis, the royalty thereon shall be deemed to accrue only after the Trial Period (including any extensions thereof) has terminated, unless the Trial Period exceeds six (6) months, in which case such royalty shall accrue at the end of such six months.

3. RESERVATION OF RIGHTS; EXCLUSIVITY

(a) Subject to the restrictions set forth in this Section 3, including with respect to Co-Branded Versions, all rights whatsoever in the Licensed Properties not specifically granted herein to Licensee are reserved to Licensor and may be freely exercised at any time by Licensor or its designees without accounting to Licensee and without any claim, charge or encumbrance in favor of Licensee.

(b) Licensor agrees that it shall not grant any other license to the Licensed Properties (or any Co-Branded Versions) within the scope of the License Grant hereunder, and not withdrawn as set forth herein, for use of the Licensed Properties (or any Co-Branded Versions) in connection with the design, development, sale, lease, use placement, or distribution of Licensed Articles during the Term in the Territory through the Channels of Distribution, other than as permitted in this Section 3 below. Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Licensed Properties or from utilizing the Licensed Properties in any manner whatsoever provided that such licenses and uses do not conflict with the preceding sentence. For the avoidance of doubt, in any case where Licensor withdraws rights granted to Licensee as provided herein, such rights shall no longer be subject to the foregoing exclusive License Grant, and for the avoidance of doubt the parties

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

acknowledge and agree that the foregoing exclusive License Grant shall not apply to the Sell Off Period with respect to such withdrawn rights or after the expiration or termination of this Agreement.

(c) It is further understood that, without limiting the foregoing rights reserved to Licensor, Licensor, without being deemed to have violated the exclusive license rights granted to Licensee, may during the last [*] of the Term grant third parties rights for exploitation after the Term of articles like the Licensed Articles using the Licensed Properties and in connection with such a grant allow the third party to design, develop, manufacture and seek regulatory approvals with respect to such articles during the last [*] of the Term and during the last [*] of the Term to display proposed product at trade shows, consult with casinos or other legal gaming establishments, distributors, and other third parties with regard to the placement of such articles, and make announcements that Licensor has granted such rights to a third party (provided, such third party may also make such disclosures prior to such time period solely to the extent that such disclosures are required by applicable laws, rules and regulations). Notwithstanding the foregoing, such third party may not place articles utilizing the Licensed Property in the Territory in the Channels of Distribution for play by consumers during the Term.

(d) It is further understood that, notwithstanding the foregoing, in accordance with previously terminated or expired license agreements and the existing license agreement(s) for the [*] Licensed Property relating to the use of the Licensed Properties in connection with the Licensed Articles in the Territory, Licensor reserves the right to permit the licensee(s) thereunder, and solely in strict accordance with the terms of the applicable licenses, to sell-off such articles on hand or in process as of the Effective Date within the Territory during the Term (including with respect to such Articles using the [*] Licensed Property for a period through [*] after the effective date for such Licensed Property, which effective date is [*]) or continue the lease terms of such articles previously ordered or in place and that owners of sold machines may have the right to continue using them, provided however, that no such lease or placement on a recurring revenue model of any sort of a third party manufacturer’s or distributor’s Licensed Article may extend more than [*] to Licensee for such Licensed Property in this Agreement (such Effective Date for the [*] Licensed Property being [*]), and such use shall not be deemed to violate the exclusive rights granted to Licensee in Section 3 of this Agreement.

4. GOOD WILL

(a) Licensee recognizes the great value of the good will associated with the Licensed Properties, and acknowledges that the Licensed Properties and all rights therein, including good will pertaining thereto, belong exclusively to Licensor. Licensee further recognizes and acknowledges that an uncured material breach by Licensee of any of its covenants, agreements or undertakings hereunder with respect to use of the Licensed Properties, legal marking requirements, quality standards, or ethical standards may cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor’s copyrights in or trademarks that are part of the Licensed Properties, thereby entitling Licensor to seek equitable remedies, costs and reasonable attorney’s fees. Nothing in this Agreement shall be construed as requiring Licensor to promote, advertise, or otherwise use or exploit the Licensed Properties during or after the Term (such matters being entirely within Licensor’s discretion), and Licensor shall be under no obligation to sell any products utilizing the Licensed Properties at any time.

(b) Licensor recognizes the great value of the good will associated with the Licensee’s Marks (as defined below), and acknowledges that the Licensee’s Marks and all rights therein, including good will pertaining thereto, belong exclusively to Licensee. Licensor further recognizes and acknowledges that an uncured material breach by Licensor of any of its covenants, agreements or undertakings hereunder with respect to use of the Licensee’s Marks may cause Licensee irreparable damage, which cannot be readily remedied in damages in an action at law, thereby entitling Licensee to seek equitable remedies, costs and reasonable attorney’s fees. Nothing in this Agreement shall be construed as requiring Licensee to promote, advertise, or otherwise use or exploit the Licensee’s Marks during or after the Term (such matters being entirely within Licensee’s discretion), and Licensee shall be under no obligation to sell any products utilizing the Licensee’s Marks at any time.

5. INTELLECTUAL PROPERTY RIGHTS.

(a) Subject to the provisions of Section 5(b) of these Basic Terms, all right, title and interest in and to the Licensed Properties, including, without limitation, all intellectual property with respect thereto, and all intellectual property derived from the Licensed Properties contained, used in, reproduced, or displayed in the Licensed Articles and their marketing and promotional materials, and all intellectual property rights and registrations with respect to the same, are and shall be owned exclusively by Licensor and are hereby assigned to Licensor, together with the associated good will (all of the foregoing, including, without limitation, the Licensed Properties and the intellectual property derived from the Licensed Properties being hereinafter collectively referred to as “Licensor’s IP”). Intellectual property used in the Licensed Articles shall not be considered to be derived from a Licensed Property or constitute Licensor’s IP simply on the basis that it is thematically linked to the general theme of the Licensed Property

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(e.g., a murder mystery and the CLUE (CLUEDO) board game or the use of a word that is used in the Licensed Property, such as [*] in combination with the MONOPOLY board game). As examples, without implied limitation, the parties expressly agree that trademark rights in marks such as [*] based on such marks being created and used by Licensee for Licensed Articles under this Agreement (provided and to the extent that the same do not include Licensor’s copyrighted works or derivative works thereof) would not be considered derived from the Licensed Properties, would not constitute Licensor’s IP and would be owned by Licensee, but would be subject to the license from Licensee to Licensor of the Licensee’s Marks as set forth below. Licensee covenants and agrees that this Agreement shall be deemed a license, not a transfer, of Licensor’s rights in the Licensed Properties, and that Licensee shall have no interest in or claim to the Licensor’s IP or any other intellectual property owned by Licensor or assigned pursuant to this Agreement to Licensor, including, without limitation, the Licensor’s IP, except to the limited extent of the License to use the same pursuant and subject to the terms and conditions of this Agreement. Licensee shall not utilize the Licensed Properties or any other intellectual property of Licensor except as expressly permitted by this Agreement or pursuant to a separate license agreement with Licensor.

(b) Subject to the provisions of Section 5(a) of these Basic Terms, all right, title and interest in and to the Licensed Articles and the elements thereof, to the extent not consisting of Licensor’s IP shall be the exclusive property of Licensee, including, without limitation, all proprietary inventions, creations and functional elements of the Licensed Articles such as code, routines, tools, algorithms, activities, play mechanics, and any other functional features, and any marks created, designed or developed by Licensee for use in connection with the Licensed Articles and all intellectual property (including trademarks, copyrights and patents), and proprietary inventions whether or not patentable utilized by or contained within the Licensed Articles, to the extent not consisting of the Licensor’s IP. Licensor covenants and agrees that this Agreement shall not transfer any of Licensee’s rights in the Licensed Articles or Licensee’s intellectual property (including Licensee’s Marks), other than as expressly set forth in Section 5(a) of the Basic Terms, and that Licensor shall have no interest in or claim to the Licensed Articles or Licensee’s intellectual property associated therewith other than as expressly set forth in Section 5(a) of the Basic Terms. Licensor shall not utilize the Licensed Articles except pursuant to a separate license agreement with Licensor. All uses hereunder of Licensee’s intellectual property (including Licensee’s Marks) shall inure to Licensee’s benefit.

Licensee hereby grants Licensor a limited, non-exclusive (except as to toys and games and digital games that do not include or involve a wagering theme or simulate Gaming Devices or the play of Gaming Devices or in any manner replicate a casino-style game, where such license shall be exclusive as provided below), worldwide, royalty-free, perpetual, including, for the avoidance of doubt, after the expiration or termination of this Agreement (but terminable in the event of an uncured breach of this license grant to Licensee’s Marks after notice from Licensee as set forth below), and sub-licensable (as set forth immediately below) license to the trademarks owned by Licensee under the provisions of Section 5(a) of this Agreement that: (x) Licensee develops or creates in connection with the design and development of Licensed Articles under this Agreement, (y) are used on Licensed Articles produced under this Agreement, and (iii) which are thematically linked to a Licensed Property (“Licensee’s Marks”), solely as set forth herein. Licensor may use Licensee’s Marks in connection with its own goods and services and may sublicense Licensee’s Marks for a sublicensee’s goods and services, provided that no such use of Licensee’s Marks by Licensor or any of its sublicensees shall be for or in connection with: [*] Notwithstanding anything to the contrary contained herein, Licensor may not during or subsequent to the Term sublicense Licensee’s Marks to any entity that at the time the sublicense is entered into is a manufacturer, distributor or operator of articles like the Licensed Articles. For the avoidance of doubt the license to use the Licensee’s Marks in connection with goods and services, includes, without implied limitation, the right to use such marks in connection with the design, development, manufacture, sale, lease, marketing, advertising, promoting and distribution of such goods and services. Licensor expressly acknowledges and agrees that the Licensee’s Marks are and shall remain Licensee’s sole and exclusive property. Licensor shall ensure that all uses of the Licensee’s Marks by Licensor and its sublicensees shall be only on and in connection with goods and services of quality at least equal to that of the Licensed Articles. The grant to Licensor of rights to use the Licensee’s Marks in connection with toys and games and digital games that do not include or involve a wagering theme or simulate Gaming Devices or the play of Gaming Devices or in any manner replicate a casino-style game, shall be exclusive, and Licensee agrees that it shall not license to others or use for itself

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(except as provided below) the Licensee’s Marks in connection with toys, games and digital games that do not include or involve a wagering theme or simulate Gaming Devices or the play of Gaming Devices or in any manner replicate a casino-style game, subject to the following conditions set forth below which are required for Licensor to maintain such exclusivity. Notwithstanding the foregoing limited exclusivity, Licensee shall not be precluded from use of the Licensee Marks in connection with Gaming Devices or any advertising, marketing or promotion of its Gaming Devices even if such advertising, marketing or promotion includes or involves a wagering theme, simulates Gaming Devices, involves a non-wagering digital game, the play of Gaming Devices or in any manner replicates a casino-style game. In the event that Licensor or its permitted sublicense(s) has not made use of any given Licensee Mark in interstate commerce in the United States within eighteen (18) months for toys or games or within twenty four (24) months for digital games that do not include or involve a wagering theme or simulate Gaming Devices or the play of Gaming Devices or in any manner replicate a casino-style game, from the date such mark is first introduced to the public in Licensed Articles, (and Licensor has provided Licensee with samples or other sufficient documentation to evidence the same), the licensee to such Licensee Mark shall revert to being non-exclusive. The parties expressly acknowledge and agree that Licensor shall have no obligation to use or exploit any Licensee’s Mark.

Upon written request by Licensee, Licensor shall provide Licensee with the date of the first use of the Licensee’s Marks by Licensor and its sublicensees in interstate commerce in the United States and the date of first use in each country. At Licensee’s request (and with reimbursement of Licensor’s reasonable out-of-pocket costs and expenses as and to the extent provided below), Licensor shall execute (but not create) and provide Licensee with all necessary documents, assignments and signatures which Licensee may reasonably request for the purpose of perfecting Licensee’s title to all intellectual property rights and registrations thereof with respect to the Licensee’s Marks which are the property of Licensee, including, without limitation, those rights which are owned by or assigned to Licensee pursuant to this Agreement. Licensee will reimburse Licensor for any reasonable out-of-pocket expenses Licensor incurs in providing such documents, assignments and signatures, provided that Licensee has approved such costs in advance in writing; provided, however, that this reimbursement shall not apply with respect to any sublicensees or to any assignments necessary from any third party developers, designers or programmers, or any other employees, agents, or subcontractors involved in the design, manufacture or development of goods upon which Licensee’s Marks are used. Licensor agrees to secure assignments of all rights which any sublicensee and any third party developers, designers or programmers or any other employees, agents or subcontractors involved in the design, manufacture or development of goods upon which Licensee’s Marks are used may otherwise claim in such intellectual property of Licensee. All uses by Licensor and its sublicensees hereunder of Licensee’s Marks shall inure to Licensee’s benefit. If, by operation of law, Licensor is deemed to have acquired any ownership interest in any of Licensee’s Marks, Licensor hereby assigns such interest to Licensee. Upon Licensee’s request, and at no cost to Licensee, Licensor shall provide Licensee with samples for trademark registration and quality assurance purposes of all of its products and all of its sublicensee’s products that use Licensee’s Marks. Licensor shall follow Licensee’s instructions for proper use of Licensee’s Marks in order that protection and/or registrations for the intellectual property with respect thereto may be obtained or maintained. Licensor agrees that it will cause the trademark notices provided by Licensee, and any other notice desired by Licensee, to appear on or within all goods using Licensee’s Marks and on or within all advertising, promotional or display material bearing such goods or marks. Licensor shall ensure that all sublicenses of Licensee Marks shall be in writing and shall contain at a minimum the requirements set forth herein. Licensor’s obligations under this license to Licensee’s Marks shall survive the termination or expiration of this Agreement.

If Licensor shall violate any of its material obligations with respect to the terms and conditions of this license to the Licensee’s Marks, Licensee shall have the right to terminate the license to the Licensee’s Marks hereunder upon thirty (30) days written notice to Licensor stating with particularity the violation(s) of its obligations, and such notice of termination shall become effective unless Licensor shall completely remedy the stated violation(s) within the thirty (30) day period and provide reasonable evidence to Licensee that such violation(s) has been remedied. Licensor acknowledges and agrees that Licensee is licensing the Licensee’s Marks on an as is basis and that Licensee makes no representation or warranty as to the availability of the marks for use on or in connection with any particular goods or services and all warranties, express or implied, including any warranties of non-infringement are expressly disclaimed.

(c) Upon written request by Licensor, Licensee shall provide Licensor with the date of the first use of the Licensed Articles in interstate commerce in the United States and the date of first use in each country of the Territory. At Licensor’s request (and with reimbursement of Licensee’s reasonable out-of-pocket costs and expenses as and to the extent provided below), Licensee shall execute (but not create) and provide Licensor with all necessary documents, assignments and signatures which Licensor may reasonably request for the purpose of perfecting Licensor’s title to all intellectual property rights and registrations thereof which are the property of Licensor, including, without limitation, those rights which are owned by or assigned to Licensor pursuant to this Agreement, and further shall provide any necessary written confirmation of Licensor’s license to the Licensee’s Marks hereunder. Licensor will reimburse Licensee for any reasonable out-of-pocket expenses Licensee incurs in providing such documents, assignments and signatures, provided that Licensor has approved such costs in advance in writing; provided, however, that this reimbursement shall not apply to any assignments necessary from any sublicenses or third party developers, designers or programmers of the Licensed Articles or related materials or any other employees, agents or subcontractors involved in the design, manufacture or development of the Licensed Articles. Licensee agrees to secure assignments of all rights which any sublicensee and any third party developers, designers or programmers of the Licensed Articles or related materials or any other employees, agents or subcontractors involved in the design, manufacture or development of the Licensed Articles may otherwise claim in such intellectual property of Licensor. All uses by Licensee hereunder of the trademarks included in the Licensed Properties and Licensor’s IP shall inure to Licensor’s benefit. If, by operation of law, Licensee is deemed to have acquired any ownership interest in any of Licensor’s IP, Licensee hereby assigns such interest to Licensor. Upon Licensor’s request, and at no cost to Licensor, Licensee shall provide Licensor with access to the Licensed Articles that use the trademarks included in Licensor’s IP and provide adequate specimens of use to support a trademark registration (i.e., photographs of the mark used on a Licensed Article) for trademark registration purposes. Upon Licensor’s request, and subject to regulatory constraints, Licensee shall provide Licensor with copies, in such format as Licensor may reasonably request (including, without limitation, digital or electronic) files of all artwork utilizing the Licensed Properties or owned by or assigned to Licensor pursuant to this Agreement. Licensee shall follow Licensor’s instructions for proper use of the Licensed Properties in order that protection and/or registrations for the intellectual property with respect thereto may be obtained or maintained. Licensor shall in good faith consider any request by Licensee to attempt to procure or maintain statutory copyright and trademark protection for elements of the Licensed Property in the Territory, but the decision of whether to attempt to procure or maintain such statutory copyright and trademark protection and the conduct of any such attempts shall be in the sole and absolute discretion of Licensor and at Licensor’s sole cost and expense.

(d) As a condition to the grant of the rights hereunder, Licensee agrees that it will cause the Required Notices, and any other notice desired by Licensor, to appear on or within each Licensed Article sold, leased, placed or distributed by it and on or within all advertising, promotional or display material bearing the Licensed Properties.

(e) Licensee shall assist Licensor, and will be reimbursed by Licensor for Licensee’s reasonable out-of-pocket costs and expenses as and to the extent set forth below, to the extent necessary or desirable in the procurement of any protection or to protect any of Licensor’s rights to the Licensed Properties and Licensor’s IP, and Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or with the prior consent of Licensee in the name of Licensee, or with the prior consent of Licensee or to the extent permitted by applicable law join Licensee as a party thereto. Licensor will reimburse Licensee for any reasonable out-of-pocket costs and expenses Licensee incurs in rendering such assistance, provided that Licensor has approved such costs in advance in writing. Licensee shall notify Licensor in writing of any infringements or imitations by others of the Licensed Properties on articles similar to the Licensed Articles which may come to Licensee’s attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations, or otherwise institute any suit or take any action relating to the Licensed Properties, without first obtaining the written consent of Licensor to do so. Except with Licensor’s written consent, neither Licensee, its parent or any of its subsidiaries or affiliates, will register or attempt to register copyrights in any country or to register as a trademark, service mark, copyright or other intellectual property right or registration including domain name registration any of the Licensed Properties or any other intellectual property owned by Licensor, or any trademark, word, symbol or design which is so similar thereto as to suggest association with or sponsorship by Licensor or any of its subsidiaries. In the event of breach of the foregoing, Licensee agrees, at its expense and at Licensor’s request, immediately to terminate the unauthorized registration activity and promptly to execute and deliver, or cause to be delivered to Licensor, such assignments and other documents as Licensor may require to transfer to Licensor all rights to the registrations, rights or applications involved.

(f) Moral Rights. Where applicable and to the extent permissible by law, with respect to the Licensor’s IP, Licensee hereby unconditionally and irrevocably waives all moral rights in the Licensed Articles, and shall obtain all waivers of moral rights and consents from any employee, agent, subcontractor or other third party in relation thereto to the extent that such waivers or consents are enforceable under applicable law.

(g) With respect to any patentable subject matter developed or owned by Licensee, its Affiliates, and their respective successors and assigns prior to the Date of Execution of this Agreement, or to which they have acquired rights prior to the Date of Execution of this Agreement, derived from the

MONOPOLY Licensed Property or from any other properties licensed by Licensee or an Affiliate of Licensee from Licensor under a license agreement entered into prior to the Date of Execution, whether patented or not, and all rights and interests with respect thereto (such patentable subject matter, inventions, material, rights and interests being referred to herein as the “Patent Property”), Licensee hereby covenants and agrees on behalf of itself and its Affiliates, and their respective successors and assigns, not to sue, in law, equity or otherwise, or institute or maintain any lawsuit or other claim, action or proceeding alleging any infringement or misappropriation of the Patent Property against Licensor or an Affiliate of Licensor by virtue of Licensor or its Affiliate licensing any trademark or copyright to a third party for use in the making, selling, offering to sell, advertising, importing, reproduction or use of any gambling product, service or device produced under a brand, trademark or copyright license from Licensor or its Affiliate, and notwithstanding the expiration of this Agreement. For clarification, such covenant not to sue Licensor and its Affiliates applies only to a suit based on Licensor or its Affiliate as a brand, trademark or copyright licensor and does not extend to or preclude Licensee from asserting a lawsuit, claim, action or other proceeding against Licensor or an Affiliate for such infringement where Licensor or an Affiliate is involved other than as a brand, trademark or copyright (for example, without implied limitation, where Licensor or an Affiliate is a manufacturer, developer or distributor of an infringing gaming device). Notwithstanding the foregoing, Licensee may join Licensor in any such lawsuit or proceeding where it is necessary to do so, such as where Licensor is an indispensible party or pursuant to a compulsory claim or counterclaim, but in such a lawsuit or proceeding where Licensor must be joined as aforesaid, Licensee shall not seek damages from Licensor related to the third party’s use of the Patent Property. Nothing contained herein shall limit or restrict Licensee from instituting or maintaining any lawsuit or other claim, action or proceeding against any third party, including against a licensee of Licensor or its Affiliates, including for any alleged infringement or misappropriation of the Patent Property or any other intellectual property right.

6. WARRANTIES, INDEMNIFICATION AND PRODUCT LIABILITY INSURANCE

(a) Licensee’s Representations and Warranties. Licensee represents and warrants that: (i) this Agreement has been duly authorized, executed, and delivered by Licensee; (ii) it has the full power and authority to enter into and perform its obligations hereunder; (iii) this Agreement constitutes the valid and binding obligation of Licensee, enforceable in accordance with its terms; and (iv) the making of this Agreement does not violate any agreement, grant of rights or obligation existing between Licensee and any other person, firm, or corporation. Licensee has not made and does not hereby make any representation or warranty with respect to the quantity of placements (if any) of Licensed Articles that Licensee may place. Licensor agrees that it will not make any claim, nor shall any liability be imposed upon Licensee based upon any contention that more placements could have been made or that better business could have been done than what was actually made or done by Licensee or that better prices, revenues or terms could have been obtained, but the foregoing shall not be deemed to waive any claims or rights or remedies that Licensor may have based on Licensee’s failure to perform or observe its expressed obligations set forth in this Agreement.

(b) Licensor’s Representations and Warranties. Licensor represents and warrants that: (i) this Agreement has been duly authorized, executed, and delivered by Licensor; (ii) it has the full power and authority to enter into and perform its obligations hereunder; (iii) this Agreement constitutes the valid and binding obligation of Licensor, enforceable in accordance with its terms; (iv) the making of this Agreement does not violate any agreement, grant of rights, or obligation existing between Licensor and any other person, firm, or corporation; (v) Licensor has not previously granted and will not grant any rights in the Licensed Properties to any third party which conflict with the License Grant granted to Licensee herein; (vi) Licensor is the registered owner of the trademark registrations listed on Exhibit 5 attached hereto; (vii) Licensor is the registered owner of the United States copyright registrations listed on Exhibit 6 attached hereto; and (viii) [*] asserting that Licensor’s use of the intellectual property in the Licensed Properties infringes the intellectual property rights (including but not limited to any patents, copyrights, trademarks and trade dress) of another person, firm or corporation and [*].

(c) Licensor hereby covenants and agrees to indemnify, defend, and hold Licensee, and its Affiliates and subsidiaries, and their respective directors, officers, shareholders, agents and employees, free, clear and harmless of and from any and all third party claims, liabilities, judgments, damages, cost and expenses including, without limitation, reasonable attorneys’ fees and expert witness fees arising out of (i) actual or alleged copyright infringement based on the Licensed Properties as supplied to Licensee by Licensor and used by Licensee pursuant to the terms of this Agreement; (ii) actual or alleged trademark

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

infringement by use of the trademarks contained in the Licensed Properties and used by Licensee pursuant to this Agreement by a claimant [*]; (iii) actual or alleged trademark infringement by use of the trademarks contained in the Licensed Properties and used by Licensee pursuant to this Agreement by a claimant which is a current or former licensee of a Licensed Property from Licensor alleging superior rights to use of such trademarks in connection with articles like the Licensed Articles based on such current or former licensee’s use of such trademarks under its license agreement with Licensor; (iv) a claim by a current or former third-party licensor to Licensor of the Licensed Properties that such third-party is entitled to receive compensation in connection with the use of the Licensed Properties in the Licensed Articles, (v) [*]; and (vi) any and all uses of Licensee’s Marks by Licensor, its Affiliates and their sublicensees, all of the above on the express condition that the Licensee shall promptly notify Licensor in writing of any such claims or suits.

(d) Licensee hereby covenants and agrees to indemnify, defend and hold Licensor, and its Affiliates and subsidiaries, and their respective directors, officers, shareholders, agents and employees, free, clear and harmless of and from any and all third party claims, liabilities, judgments, damages, cost and expenses including, without limitation, reasonable attorneys’ fees and expert witness fees arising out of the manufacture, distribution, sale, lease, placement, use, operation, marketing or advertising of the Licensed Articles (except to the extent covered by Section 6(c) above), including, without limitation: (i) any claim of actual or alleged trademark infringement by Licensee’s or a sublicensee’s use of Licensee’s Marks or other trademarks contained in the Licensed Articles, other than trademarks contained in the Licensor’s IP, and excluding those listed in Exhibit 5, by a claimant alleging superior rights to use such trademarks in connection with slot machines or other Gaming Devices or Licensed Articles, (ii) any patent, process, idea, method or device used by Licensee or a sublicensee in connection with the Licensed Articles (other than with respect to patents utilized in the Licensed Properties), and (iii) any claims, suits, losses and damages (including reasonable attorneys fees and expenses) arising out of actual or alleged defects in the Licensed Articles, whether defects in design, manufacture, or otherwise, all of the above on the express condition that the Licensor shall promptly notify Licensee in writing of any such claims or suits. Licensee agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company, providing adequate product liability insurance protection (at least in the amount of Two Million United States Dollars (U.S. $2,000,000.00) for Bodily Injury Liability and Property Damage Liability for each occurrence and Five Million United States Dollars (U.S.

$5,000,000.00) in annual aggregate), effective throughout the Term and any renewal, and for at least three (3) years after any expiration or termination of the Agreement, naming the Licensee as named insured and Licensor as additional insured against any claims, suits, losses or damages arising out of any such actual or alleged defects in the Licensed Articles. As proof of such insurance, a certificate of insurance naming Licensor as an additional insured will be submitted to Licensor by Licensee for Licensor to verify Licensee’s compliance with this paragraph before any Licensed Article is distributed or sold, and at the latest, within thirty (30) days after the Effective Date of this Agreement. Licensor shall be entitled to a copy of the then prevailing certificate of insurance, which shall be furnished to Licensor by Licensee. As used in the first and third sentences of this Section 6(d), “Licensor” shall also include the officers, directors, agents and employees of Licensor, and its Affiliates. The certificate of insurance shall include a provision to notify Licensor in writing, prior to the effective date, of any non-standard amendment or early cancellation of such insurance before the effective date thereof, other than in connection with the annual renewals of such policies in the ordinary course of Licensee’s business.

(e) In connection with any claim or suit described in Section 6(c) or 6(d), the party indemnifying under this Section 6 (the “Indemnitor”) shall defend, contest or otherwise protect the indemnified party (the “Indemnitee”) against such claim or suit at the Indemnitor’s own cost and expense. The Indemnitee shall reasonably cooperate with the Indemnitor, at the Indemnitor’s request and expense, in the defense of the claim or suit and shall give the Indemnitor full control over the defense and settlement thereof, provided that no such settlement requiring other than payment of money damages may be made without the Indemnitee’s consent, which will not be unreasonably withheld. In the event that the Indemnitor fails timely to defend, contest or otherwise protect against a claim or suit, the Indemnitee shall have the right to defend, contest or otherwise protect against the same, and upon ten (10) days’ written notice to the Indemnitor, make any compromise or settlement thereof and recover the entire cost thereof from the Indemnitor, including without limitation, reasonable attorneys’ fees, disbursement and all reasonable amounts applied as a result of such suit or claim or compromise or settlement thereof. The obligations of the parties under Sections 6(c), (d) and (e) shall survive the termination or expiration of this Agreement.

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

7. MERCHANDISE AND MANUFACTURING STANDARDS

(a) Specifications. Licensee represents, warrants and covenants that the Licensed Articles will meet the Specifications. “Specifications” means that the Licensed Articles: (1) are of an acceptable quality, making them merchantable and fit for their intended and foreseeable uses; (2) are of such style, quality, and appearance as to be appropriate for and suited to their exploitation, to the protection and enhancement of the Licensed Properties and the good will pertaining thereto; (3) are designed, produced, sold and distributed in accordance with all laws, rules and regulations applicable to the design, manufacture, distribution, use and sale of the Licensed Articles, including, without limitation, all gaming regulatory laws, rules and regulations, and those set forth in Exhibit 3-1 attached hereto and incorporated herein by reference, to the extent applicable to the Licensed Articles; and (4) do not display any content utilizing the Licensed Property that has not been specifically disclosed to and approved in writing by Licensor. Licensee shall conduct safety testing of the Licensed Articles in accordance with Exhibit 3-2 attached hereto. In the event that Licensee changes such safety testing, Licensee shall submit a proposed revised Exhibit 3-2 to Licensor for its approval, which shall not be unreasonably withheld. Upon request by Licensor, Licensee shall provide Licensor with specific test data. Licensee shall maintain any test reports and other safety testing records, as well as all engineering design records, for a period of not less than two (2) years from the date that such document was created.

(b) Approvals.

(i) Licensee shall, before selling, leasing, placing or distributing any Licensed Article, furnish to Licensor free of cost, for Licensor’s written approval, concept documents, preliminary artwork (including, without limitation, artwork for video screens, device cabinets and peripherals), designs, specifications, and final artwork of such Licensed Article, provided however that with respect to the hardware or external physical components of such Licensed Articles, Licensee must furnish to Licensor for approval only those components that display Licensed Properties or other Licensor’s IP. The quality, content, style and appearance of such Licensed Articles shall be subject to the written approval of Licensor. When seeking Licensor’s approval of the Licensed Articles, rather than submitting the Licensed Articles, Licensee may elect to submit artwork therefrom and videotape or other depictions thereof, but if Licensor wishes to examine the Licensed Article itself, Licensee shall make the same available for inspection and review by Licensor at Licensee’s Illinois facilities.

(ii) Any item submitted to Licensor shall not be deemed approved unless and until approved by Licensor in writing or electronically through the Hasbro Property Group

Licensee Approval System or a successor system (collectively, “LAS”), provided that any waiver or modification of a Licensor comment previously made in LAS may be made electronically by email from Licensee. Licensor is not under any obligation to review Licensee’s submission unless Licensee uses Licensor’s approval form or through LAS. With respect to any item submitted by Licensee to Licensor for approval under this Section 7(b), Licensor shall endeavor to provide approval or disapproval of the submitted item within ten (10) business days after receipt of the same, but in no event shall any item be deemed approved unless and until approved by Licensor in writing or electronically as set forth in the first sentence of this Section 7(b)(ii). Approval by Licensor of Licensed Articles or any other item shall not constitute a waiver of Licensor’s rights or Licensee’s duties and obligations under any other provision of this Agreement, including, without limitation, Licensee’s obligations to develop, sell and distribute the Licensed Articles in compliance with the Specifications or Licensee’s obligations to defend, hold harmless, and indemnify Licensor.

(iii) Sale, lease, placement or distribution by Licensee of any Licensed Article which has not been specifically approved by Licensor as hereinabove provided shall be deemed to constitute a material breach of this Agreement. If any Licensed Articles or related materials distributed by Licensee fail materially to conform with the samples or materials previously approved by Licensor, then Licensor may elect, at is sole discretion, without limitation on any other rights and remedies of Licensor, to do one or more of the following: (i) require Licensee to terminate distribution of the Licensed Article or materials at issue; (ii) terminate this Agreement in accordance with the provision of Section 12(e) if Licensor provides the required notice and Licensee fails to cure such default within the allotted time; and/or (iii) subject to the provisions of this sentence and the following sentence, require that Licensee bring any such non-complying Licensed Articles or materials into compliance within thirty (30) days after receipt of written notice from Licensor, and the failure of Licensee to demonstrate that any affected units of such Licensed Articles or materials have been brought into compliance within such prescribed period shall entitle Licensor to terminate this Agreement pursuant to the provisions of Section 12(e) below. After Licensed Articles and related materials have been approved pursuant to this paragraph, Licensee will not then change the same in any material respect without Licensor’s prior written consent, and Licensor shall not withdraw its approval of the same, unless the same shall be defective or harmful, not in compliance with the Specifications, or subject to a claim of infringement (other than a claim of infringement relating only to the Licensee’s intellectual property). In no event shall Licensor be liable for damages caused directly or indirectly by any such withdrawal of approval, including but not limited to claims for lost profits, consequential damages, or costs.

(iv) As to the exercise by Licensor of its rights to approve the Licensed Articles and any material relating thereto pursuant to this Paragraph 7(b) and Sections 8 and 9 below, Licensor shall not unreasonably withhold or delay such approval, and will take into account gaming industry regulations, standards and practices and the technical limitations of the applications involved.

(c) Manufacturing Ethics and Approval of Manufacturers. Licensee acknowledges that Licensor has a significant interest in ensuring that the Licensed Articles are manufactured, distributed, and sold in accordance with the highest ethical and business standards. Licensee’s, its Affiliates, or third-party manufacturers’, printers’ or packagers’ (collectively “Manufacturers”) facilities that produce components of the Licensed Articles that are branded with Licensor’s IP shall be referred to herein as Facilities and such definition shall supersede the definition of Facilities in Licensor’s Global Business Ethics Principles. Licensee covenants and agrees that any Manufacturers’ Facilities comply and will remain in compliance throughout the Term with Licensor’s Global Business Ethics Principles as modified in Section 7(e) of the Basic Terms (hereinafter, as modified by Section 7(e) of the Basic Terms, the “Principles”), attached hereto as Schedule C and incorporated herein by reference. Licensee covenants and agrees that Licensor or its representative shall have the right from time to time, with prior notice, to inspect and audit any such Facilities, and such inspection and audit process may include, but might not necessarily be limited to, a review of the Facility’s policies, records and payroll documents, walkthrough of the entire Facility, and confidential interviews with management and workers; provided, however, that Licensor shall have no right to audit and inspect any such Facilities located in the United States of America, unless Licensor has received an allegation that such Facility is not in compliance with the Principles or Licensor otherwise has reason to believe that such Facility is not in compliance with the Principles. Licensor’s approval of any such Facility may be conditioned upon such Facility being determined to be in compliance with the Principles. Licensee shall, prior to production of any new Licensed Articles not already being produced under the Pre-Existing Agreement and thereafter on an annual basis on or before each anniversary of the date of this Agreement, provide to Licensor a written disclosure of the name and location of the Facilities (including any such Facilities currently approved under the Pre-Existing Agreement), and if following Licensee providing such a written disclosure there is any change or planned change of the name or location of such Facilities, then Licensee shall give Licensor prompt written notice stating the changes or planned changes, and any such new Facility shall be subject to approval as provided in this Agreement prior to production. Licensee shall not engage any Facility that refuses to consent to Licensor’s inspection and audit of such Facilities, and upon notice from Licensor shall immediately terminate the services of any such Facility that attempts to prevent any such inspection. Prior to using any Facility Licensee must obtain Licensor’s written approval of such Facility. Facilities approved under the Pre-Existing Agreement as of the Effective Date shall be deemed approved under this Agreement as of the Effective Date with respect to the continued manufacturing of previously approved Licensed Articles; provided, however, that no such prior approval of Licensor shall be required for Facilities located in the United States of America provided that Licensee has provided a written disclosure of the use or intended use of such Facility as provided above, unless Licensor has informed Licensee either that Licensor has received an allegation that such Facility in the United States is not in compliance with the Principles or Licensor has reason to believe such Facility is not in compliance with the Principles. As part of the approval process Licensee must submit to Licensor for Licensor’s review with respect to each such Facility an audit or audits as specified below conducted by a third-party auditor acceptable to Licensor reporting the level of compliance of such Facility with the Principles; provided, however, that no such audit report must be submitted with respect to any such Facilities located in the United States of America (except that if at such time or thereafter Licensor has received an allegation that such Facility is not in compliance with the Principles or Licensor otherwise has reason to believe that such Facility is not in compliance with the Principles, then Licensee must submit to Licensor such an audit for Licensor’s review and approval). Where applicable, Licensee shall submit either one such audit conducted within the last six-month period or two such audits conducted within the last two (2) years. Licensee shall cooperate with Licensor and endeavor to cause the Manufacturer to cooperate with Licensor in addressing any issues or concerns raised by any audit. Licensor may condition its approval of a Manufacturer or Facility on the submission of a corrective action plan and submission of a third-party verification audit within three (3) months from Licensor’s request. If a Manufacturer continues to use any Facility approved by Licensor for production of components of the Licensed Articles that are branded with Licensor’s IP, then Licensee shall submit to Licensor for Licensor’s review annually no later than twelve (12) months from the date of the prior audit submission an audit conducted within the prior year by a third-party auditor acceptable to Licensor reporting the level of compliance of the facility with the Principles; provided, however, that this requirement shall not apply to any such Facilities located in the United States of America, unless Licensor notifies Licensee that Licensor has received an allegation that such Facility is not in compliance with the Principles or Licensor otherwise has reason to believe that such Facility is not in compliance with the Principles. The submission of such audits and Licensor’s approval of any Manufacturer or Facility shall not be deemed to waive or release the other provisions of Section 7(c) above, including, without limitation, the right of Licensor or its representatives to inspect and audit Facilities.

(d) In the event that Licensee is contacted by any governmental body or agency (including but not limited to the United States Food And Drug Administration, Federal Trade Commission, Consumer Product Safety Commission, Federal Communications Commission, the U.S. Department of Justice, Health Canada, or any federal, state, or provincial attorney general’s office) concerning any issue of product safety with respect to the Licensed Articles involving a serious injury (that is, an injury requiring hospitalization or emergency room treatment) or death, then Licensee shall so notify Licensor within forty-eight (48) hours of Licensee’s executive management becoming aware of such contact, and thereafter upon request of Licensor, except as may be otherwise required by law, confidentiality requirements and as subject to all applicable privileges, Licensee shall keep Licensor generally informed of its response to any such governmental body or agency with respect to such matter subject to Licensee’s judgment giving due consideration to issues of potential liability, evidence and discovery.

(e) For Facilities located in the United States of America, Licensor agrees that:

(i) The second sentence of Paragraph 1 of the Principles shall be deemed complied with if all employment, including overtime, is in compliance with applicable law.

(ii) Paragraph 6 of the Principles, “Communication of Principles” shall be deemed complied with if information with respect to employee rights, working hours and working conditions is provided to employees in compliance with applicable law.

(iii) in the second paragraph of Paragraph 3 of the Principles shall be deemed complied with if working hours and overtime are provided and compensated in compliance with applicable law.

(iv) Paragraphs 10 of the Principles shall be deemed complied with if Licensor complies with the provisions of Section 7(c) above with respect to allowing inspection and audit of Facilities, providing audit reports, and the taking of corrective actions as and to the extent required by Section 7(c) above.

(v) Paragraph 11 of the Principles shall be complied with if such certification is provided with respect to Facilities owned and operated by Licensee, and for Facilities not owned and operated by Licensor audit reports are provided to the extent required by Section 7(c) above.

8. LABELING; ADVERTISING MATERIAL APPROVALS

(a) Labeling. As a condition to the grant of rights hereunder, Licensee agrees that it will cause to appear on or within each Licensed Article sold, leased, placed or distributed by it and on or within all advertising, promotional or display material bearing any Licensed Property, the applicable Required Notice (or a shorter or alternative notice as approved by Licensor) and any other notice desired by Licensor, and where such article or advertising, promotional or display material bears a trademark or service mark of Licensor, appropriate statutory notice of registration thereof. It is understood that, in the event that any change or changes in the foregoing notices shall be required, such change or changes shall be instituted within ninety (90) days on a running change, go forward basis only after Licensor gives written notice to Licensee of the requested change, and shall not affect Licensee’s inventory, purchase commitments, or parts or product in process existing at the end of such ninety day period and bearing the notice referenced above; provided, however, that no such change shall be instituted in the software of the Licensed Articles until Licensee elects to submit a new revision of the software for the necessary regulatory approval, and then such change shall be instituted when and where such approval is received and such revision is incorporated into the Licensed Articles. Licensee shall have the right to affix in or on the Licensed Articles and related materials its own notices, legends and markings, as well as those of its third party licensors and developers, those required by law or those required to indicate compliance with regulatory, safety or quality standards (e.g. Underwriters’ Laboratory markings) or as a public service, subject to Licensor’s approval, not to be unreasonably withheld or delayed.

(b) Approvals. A sample of each and every tag, label, imprint, storyboard, copy and layout or other device containing any such notice and all advertising, promotional or display material (including, without limitation, Internet or website materials) bearing a Licensed Property shall be submitted by Licensee to Licensor for its written approval prior to use by Licensee. Licensee must use Licensor’s approval form or process with each submission for Licensor’s approval.

9. PROMOTIONAL MATERIAL

(a) In all cases where Licensee desires artwork involving Licensed Articles to be executed, the cost of such artwork and the time for the production thereof shall be borne by Licensee. All artwork and designs involving the Licensed Properties, or any reproduction thereof, shall be subject to prior written approval of Licensor.

(b) Licensor shall have the right, but shall not be under any obligation, to use the Licensed Properties so as to give the Licensed Properties, Licensor and/or Licensor’s programs full and favorable prominence and publicity; provided, however, that uses of the Licensee’s name and the Licensed Articles shall be subject to Licensee’s consent, such consent not to be unreasonably withheld or delayed.

(c) Licensee agrees not to offer for sale or lease or advertise or publicize any of the Licensed Articles on radio, broadcast (which term “broadcast” shall not include internet advertising), print or television without the prior written approval of Licensor. For the avoidance of doubt, notwithstanding the foregoing parenthetical stating that the term “broadcast” does not include internet advertising, the content of internet advertising with respect to the Licensed Articles or using the Licensed Properties is subject to Licensor’s prior written approval as provided in this Agreement. Licensee also agrees to submit to Licensor for advance approval designed sketches of all advertising and other publicity material which Licensee proposes to use in connection with the promotion, sale, distribution, and leasing of the Licensed Articles. Licensee shall not use, or authorize the use of, any Licensed Property in connection with the promotion, provision or endorsement of any products, services, forums (including on a website) or activities that: are illegal; are defamatory or demean, ridicule or attack individuals on the basis of age, color, national origin, race, religion, sex, sexual orientation or disability; are pornographic, lewd or obscene; or promote or endorse illegal drug use, or advertise the Licensed Articles on any such website.

(d) Upon request of Licensee, not more than two (2) times in any calendar year for each Licensed Property, Licensor agrees to provide Licensee with information and materials regarding the brand awareness, affinity, and demographic information regarding consumers, users and purchasers of the Licensed Property board games, to the extent that Licensor has such information and materials. Such information shall be treated as Confidential Information of Licensor. Licensor shall not be required to provide Licensee with sales data related to the Licensed Property board games.

10. DISTRIBUTION

(a) Licensee agrees that during the Term of this Agreement it will manufacture, distribute, lease and sell the Licensed Articles and that it will make and maintain arrangements for the distribution of the Licensed Articles, consistent with its customary practices for goods or services of like kind and in accordance with its reasonable business judgment, exercised in good faith.

(b) Licensee agrees that it will sell and distribute the Licensed Articles outright or distribute them otherwise as contemplated by Section 2.1(a) of the Summary consistent with its customary business practices and only within the Channels of Distribution. Licensee shall not sell or distribute Licensed Articles to any entity whose sales or distribution of the Licensed Articles are or will be made for publicity or promotional tie-in purposes, combination sales, premiums, give-aways, or similar methods of merchandising, or who engages in deceptive, illegal, or immoral business practices as to the use of the Licensed Articles. For purposes of this paragraph, the term “premium” shall include, but not be limited to, free or self-liquidating items offered to the public in conjunction with the sale or promotion of a product or service, or any similar scheme or device, the prime intent of which is to use the Licensed Articles in such a way as to promote, publicize and/or sell services (other than use of the Licensed Articles) and/or product(s) other than the Licensed Articles. In the event any sale or lease is made at a special price to any of Licensee’s Affiliates or to any other person, firm or corporation related in any manner to Licensee or its officers, directors or major stockholders as the end user, and not as part of interim steps of Licensee’s distribution prior to the sale or lease to legal gaming establishments for use by end users, there shall be a royalty paid on such sale or lease based upon the price or lease terms generally charged the trade by Licensee if price or lease terms is part of the calculation of the royalty.

11. RECORDS

Licensee agrees to keep accurate books of account and records covering all transactions relating to its compliance with Sections 2 (including the referenced definitions and provisions contained in the Summary), 6(b) (as it relates to insurance), and 14 of these Basic Terms and Section 3 of the Summary, and Licensor and its duly authorized certified public accountants or other representatives shall have the right, but not more than once per calendar year, on at least thirty (30) days written notice and during Licensee’s normal business hours to an inspection of said books of account and records and of all other documents, materials, and premises in the possession or under the control of Licensee reasonably necessary to determine compliance with the above-referenced terms and provisions of this Agreement and shall have free and full access thereto for said purposes and for the purpose of making extracts therefrom and ensuring Licensor of Licensee’s compliance with the above-referenced terms and provisions of this Agreement. All such books and records related to the proper reporting and paying of royalties shall be maintained for at least [*] following the month to which they pertain. Any such audits shall be limited to no further back than the [*] prior to the calendar quarter in which the Licensor gives notice of its intent to conduct the audit (for example, if Licensor gives notice in [*], the audit shall be limited to no further back than the [*] prior to then (that is, [*]. Licensor shall report audit findings to Licensee within six (6) months after the date that audit starts. In the event that Licensor or its duly authorized certified public accountants shall discover a royalty payment discrepancy of [*] or more pursuant to any such examination, Licensee shall pay to Licensor the fee for such examination, plus reasonable out of pocket costs. The fee for said examination shall be [*]

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*] per day, but in no event shall Licensee be charged in excess of [*] for any individual examination. Royalties found to be due as a result of Licensor’s examination of the Licensee’s books of accounts should be paid immediately with interest at an interest rate of [*], or the highest rate permitted by law, whichever rate is lower, from the date the royalty amount should have been paid to Licensor until paid.

12. TERMINATION

(a) Licensor may withdraw certain rights granted to Licensee as provided in Sections 3.1, 3.2, and 3.3 of the Summary above.

(b) If in any calendar year of the Term Licensee fails to lease, sell, or otherwise provide any Licensed Articles and derives no revenue from the use or operation thereof, Licensor may terminate this license by giving notice of termination to Licensee. Such notice shall be effective when mailed by Licensor.

(c) If Licensee becomes insolvent, or if a petition in bankruptcy or for reorganization is filed by or against it (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if any insolvency proceedings are instituted by or against it under any state or federal law (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if it makes an assignment for the benefit of its creditors, or if a receiver is appointed for its property and business and remains undischarged for a period of ninety (90) days, or if it liquidates its business in any manner whatsoever, or if any distress, execution or attachment is levied on substantially all of its assets and remains undischarged for a period of ninety (90) days, Licensor shall have the right, if it so elects, to terminate this Agreement and the license hereby granted, upon thirty (30) days’ notice in writing to Licensee. Upon the expiration of such thirty (30) days, this Agreement and the license hereby granted shall cease and terminate.

(d) If Licensor becomes insolvent, or if a petition in bankruptcy or for reorganization is filed by or against it (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if any insolvency proceedings are instituted by or against it under any state or federal law (and in the case of a filing against it, such filing is not dismissed within ninety (90) days), or if it makes an assignment for the benefit of its creditors, or if a receiver is appointed for its property and business and remains undischarged for a period of ninety (90) days, or if it liquidates its business in any manner whatsoever, or if any distress, execution or attachment is levied on substantially all of its assets and remains undischarged for a period of ninety (90) days, Licensee shall have the right, if it so elects, to terminate this Agreement and the license hereby granted, upon thirty (30) days’ notice in writing to Licensor. Upon the expiration of such thirty (30) days, this Agreement and the license hereby granted shall cease and terminate. In the event that Licensee elects not to terminate the Agreement pursuant to this Section, and Licensor or a debtor-in-possession or trustee managing Licensor’s bankruptcy estate elects to reject this Agreement pursuant to Section 365 of the U.S. Bankruptcy Code, and Licensee elects to continue licensing the intellectual property under this Agreement pursuant to Section 365(n) of the U.S. bankruptcy Code, the intellectual property which Licensee may continue licensing pursuant to and, as if fully subject to Section 365(n) shall include the rights to use the trademarks and trade dress that are included within the Licensed Properties hereunder, notwithstanding any provisions of the bankruptcy code to the contrary.

(e) If Licensee shall violate any of its material obligations under the terms of this Agreement, including, without limitation, if this Agreement or any rights and duties hereunder shall be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law, including, without limitation, a Constructive Assignment, without the prior written consent of Licensor as provided in Section 20 below or otherwise in violation of this Agreement (except as provided in Section 20.2 below where Licensee exercises its right to terminate this Agreement and proceed with or continue in existence a Constructive Assignment), Licensor shall have the right to terminate the license granted in this Agreement upon thirty (30) days’ written notice to Licensee stating with particularity the violation(s) of its obligations, and such notice of termination shall become effective unless Licensee shall completely remedy the stated violation(s) within the thirty (30) day period and provide reasonable evidence to Licensor that such violation(s) has been remedied.

(f) If Licensor shall violate any of its material obligations under the terms of this Agreement, Licensee shall have the right to terminate this Agreement upon thirty (30) days’ written notice to Licensor stating with particularity the violation(s) of its obligations, and such notice of termination shall become effective unless Licensor shall completely remedy the stated violation(s) within the thirty (30) day period and provide reasonable evidence to Licensee that such violation(s) has been remedied.

(g) Termination of the license under the provisions of Section 12 shall be without prejudice to any rights which either party may otherwise have against the other, including the right to recover royalties due hereunder or damages caused it by the other’s breach, but subject to Section 30 below. In the event of a material breach by Licensor (including wrongful termination or withdrawal or rights) not cured within the cure period set forth in Section 12(f), in addition to any other rights and remedies available to it under law, equity or otherwise, Licensee may seek a remedy of specific performance of the License Grant, whether to grant such remedy to be

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

determined by the court. Upon the termination of this license, notwithstanding anything to the contrary herein, all royalties on sales theretofore made or revenues theretofore earned in excess of the applicable previously paid Advance Payments, shall become immediately due and payable, and shall not be repayable. In the event of termination on account of Licensee’s material breach not cured in accordance with the requirements set forth in Section 12(e), and such material breach involved (i) Licensee’s failure to make and report any payments when due (including, without limitation, royalties, Advance Payments, and [*] Guarantee payments), (ii) failure to maintain the required records and allow Licensor audit rights as provided in Section 11 above, (iii) the distribution or use of unapproved products or the distribution of Licensed Articles outside the License Grant (for example, without limitation, outside the Territory or Channels of Distribution or outside of the license rights), (iv) failure to comply with the provisions of Section 7(c) with respect to the Global Business Ethics Principles and Manufacturers, (v) failure to maintain the required insurance and provide a insurance certificates with respect to the same, or (vi) if this Agreement or any rights and duties hereunder shall be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law, including, without limitation, a Constructive Assignment, without the prior written consent of Licensor as provided in Section 20 below or otherwise in violation of this Agreement (except as expressly provided for in Section 20.2 where Licensee exercises its right to terminate this Agreement and proceed with or continue in existence a Constructive Assignment), then the balance of the Total Royalty Guarantee, including, without limitation, any [*] Guarantee or Advance Payment amounts with a due date subsequent to the date of termination, shall become immediately due and payable on the date of termination. In the event of termination on account of Licensor’s material breach not cured in accordance with the requirements set forth in Section 12(f), then Licensee shall be relieved of any and all Advance Payments and [*] Guarantee payments that are not due and owing as of the date of the termination.

13. STATEMENTS PRIOR TO AND UPON TERMINATION OR EXPIRATION; LIMITS ON SALES IN LAST [*]

(a) Between [*] of [*] of the Term (for example, assuming the Term is not extended for the Extension Term, between [*]), and again within [*] after such expiration (or, in the event of termination of this license, [*] after receipt of notice of termination or the happening of the event which terminates this Agreement where no notice is required), Licensee shall furnish to Licensor a statement showing the number and description of Licensed Articles on hand or in process of manufacture. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee’s right to dispose of such inventory as provided in Section 14 hereof, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

(b) In each of the last [*] of the Term, sales of Licensed Articles shall be subject to the following limitations: (i) such sales in a Region of a Licensed Article using a Licensed Property during each such [*] may not be in a quantity more than [*] than the average quantity of Licensed Articles using the same Licensed Property [*] in that Region per [*] over the [*] prior to such year, and (ii) such sales in a Region of Licensed Articles using a Licensed Property during each such [*] may not be at a price [*] the average selling price of sold Licensed Articles using the same Licensed Property [*] sold in that Region over the [*] prior to such [*]. If Licensee has made no sales of Licensed Articles using any particular Licensed Property (other then the MONOPOLY Licensed Property) or [*], then Licensee may sell such Licensed Articles using the particular Licensed Property or [*] only with the express written waiver of Licensor and in such case subject to such terms and restrictions as Licensor sets forth in the written waiver.

14. DISPOSAL OF STOCK AFTER EXPIRATION; CONTINUATION OF LEASES

(a) After expiration of the Term of this Agreement, Licensee, except as otherwise provided in this Agreement, may dispose of Licensed Articles which are completed and on hand (or are in the process of manufacture under order from a third-party customer of Licensee) at the time of expiration for a period of [*] (hereinafter, the “Sell-Off Period”), provided that (i) royalties with respect to sales during the Sell-Off Period are paid and statements are furnished for that period in accordance with Section 2 of the Summary and Sections 2(c) and (d) of the Basic Terms and are not credited against or offset by any Total Royalty Guarantee or [*] Guarantee, (ii) Licensed Articles using the same Licensed Property [*] had been offered for sale and shipped prior to the

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

expiration of the Term, (iii) such sales are restricted to the Territory and within the Channels of Distribution, (iv) such sales in a Region of Licensed Articles using the same Licensed Property [*] during the Sell-Off Period may not be in a quantity more than [*] than the average quantity for a [*] period of sold Licensed Articles using the same Licensed Property [*] in that Region calculated using such sales over the [*] period prior to expiration, and (v) such sales in a Region of Licensed Articles using the same Licensed Property [*] during the Sell-Off Period may not be at a price more than [*] the average price of sold Licensed Articles using the same Licensed Property [*] in that Region over the [*] period prior to expiration. If Licensee has made no sales of Licensed Articles using any particular Licensed Property (other then the MONOPOLY Licensed Property) or [*], then Licensee may sell such Licensed Articles using the particular Licensed Property [*] in the Sell-Off Period only with the express written waiver of Licensor and in such case subject to such terms and restrictions as Licensor sets forth in the written waiver. With respect to any Licensed Articles that as of the date of expiration of the Term are leased to a third party or have been sold to a third party but are subject to a recurring payment obligation (for example, without limitation, payment for continuing software support), such lease agreement or other agreement with recurring payment obligation may continue for its previously agreed upon contract term, provided that in no event shall it continue for longer than [*] after the date of expiration of the Term of this Agreement and no such agreement may be extended or renewed after the date of expiration of the Term, and at the end of such [*] or shorter period, Licensee shall convert or remove the Licensed Articles such that the machines have been stripped of and do not contain, display, use or reproduce the Licensed Properties or any intellectual property owned by or assigned to Licensor pursuant to this Agreement. Such Licensed Articles that were leased or subject to a recurring payment obligation may not be sold at or during the foregoing period of up to [*] (unless such Licensed Articles were subject to a customer purchase option entered into in the normal course of business prior to the expiration date of the Term of this Agreement, in which event such Licensed Articles may be sold only in accordance with the purchase option terms during the Sell-Off Period and subject to the restrictions contained herein with respect to quantities, price, Licensed Property and, [*] and such sales shall count toward the quantity restrictions set forth above). The foregoing provisions with respect to allowing sell-off of Licensed Articles and continuation of lease, participation and other recurring revenue agreements shall apply in the event of the withdrawal of rights under the License Agreement Summary, Sections 3.1, 3.2, and 3.3, with respect to the Licensed Articles that are the subject of the rights being withdrawn. Licensee shall have a continuing obligation to pay royalties with respect to any revenue for Licensed Articles that is earned after the expiration or termination of this Agreement or after the withdrawal of such rights, such royalties to be paid and statements with respect thereto provided in accordance with Section 2 of the Summary and Sections 2(c) and (d) of the Basic Terms, provided such royalties may not be credited against or offset by any Total Royalty Guarantee or [*] Guarantee. No such inventory sell off during the Sell-Off Period or continuation of leases as provided hereinabove shall be permitted in the event of termination of this Agreement by Licensor in accordance with Paragraph 12 of the Basic Terms above, including but not limited to termination based on failure of Licensee to pay when due royalties or any portion of the Total Royalty Guarantee, including any [*] Guarantee payment, failure of Licensee to affix notices of copyright, trademark, or service mark as specified in this Agreement, or the sale, lease or distribution of Licensed Articles that have not been approved by Licensor pursuant to this Agreement or that do not conform to the quality and style of the articles approved by Licensor pursuant to Section 7 of the Basic Terms, or by reason of termination for any other causes or events set forth in Section 12 above. In the event of such termination by Licensor by reason of any cause or event contained in Section 12, Licensee, its receivers, representatives, trustees, agents, administrators and successors shall have no further right to sell, lease, exploit or in any way deal in or with any of the Licensed Articles, or any advertising or promotional matter or materials relating thereto, and all licenses of Licensed Articles shall terminate. Any inventory of Licensed Articles remaining after expiration or termination of this Agreement and any permitted Sell-Off Period shall be destroyed, and a certificate of such destruction shall be promptly provided to Licensor by Licensee; provided, however, that the foregoing shall not require Licensee to destroy any machine or components thereof which have been stripped of and do not contain, display, use or reproduce the Licensed Properties or any intellectual property owned by or assigned to Licensor pursuant to this Agreement or otherwise.

(b) Throughout the Term and any Sell-Off Period, Licensee agrees to refrain from “dumping” the Licensed Articles in the market place. “Dumping” shall mean the distribution of Licensed Articles at volume levels significantly above Licensee’s immediately preceding levels with respect to the Licensed Articles and at price levels or license fees or charges so far below prior levels and/or industry

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

norms (including but not limited to lease or placement at prices that would not allow for recapture of the cost of the Licensed Articles) with respect to the Licensed Articles as to disparage and/or devalue the Licensed Property. Licensee shall not build-up inventory of Licensed Articles in anticipation of selling such Licensed Articles during the Sell-Off Period. Nothing herein shall be construed as granting Licensor the right to set or approve Licensee’s pricing, and nothing shall be deemed to restrict Licensee’s ability to set prices in its own unfettered discretion.

15. EFFECT OF TERMINATION OR EXPIRATION

Upon and after the expiration or termination of this license, and any applicable Sell-Off Period, all rights granted to Licensee hereunder shall forthwith revert to Licensor, and Licensee will refrain from further use of the Licensed Properties or Licensor’s IP or any further reference to it, direct or indirect, in connection with the manufacture, sale, lease or distribution of Licensee’s products, except as provided in Paragraph l4.

16. LICENSOR’S REMEDIES

(a) Licensee acknowledges that its failure (except as otherwise provided herein) to cease the manufacture, sale, lease or distribution of the Licensed Articles at the termination or expiration of this Agreement (or any applicable Sell-Off Period) will result in immediate and irremediable damage to Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale, lease or distribution, and Licensee agrees that in the event of such failure, Licensor shall be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

(b) Resort to any remedies referred to in this Agreement shall not be construed as a waiver of any other rights and remedies to which either party is entitled under this Agreement or otherwise.

17. EXCUSE FOR NONPERFORMANCE

Neither party shall have any liability for its delay or failure to perform under this Agreement (provided, however, that this shall not apply to obligations to pay money) where caused by national emergency, war, fire, flood, strike, riot, materials shortages, transportation failure or other force majeure beyond its control; provided that if such failure or delay shall continue for a period of one hundred twenty (120) days or more, the other party may terminate this Agreement by giving written notice, in which case the provisions of Section 14 (disposal of stock after expiration; continuation of leases) would apply. In such events, all royalties on sale, lease, placement, and distribution theretofore made shall become immediately due and payable (subject to being off set and applied against previously paid Advance Payments), and no advance, minimum royalties, or royalty guarantee payments shall be repayable, and no Advance Payment or [*] Guarantee with a due date after the date of termination shall become due or owing. For the avoidance of doubt, the foregoing does not apply to Licensee’s failure to obtain or maintain any licenses or regulatory approvals with respect to the sale, lease, placement or distribution of the Licensed Articles in any jurisdiction.

18. NOTICES

All notices required or permitted hereunder by either party to the other shall be in writing and shall be delivered personally, sent by certified or registered mail, return receipt requested, or by reputable overnight courier, postage or other delivery charges prepaid, to the addresses shown on the Summary or to such other address as either party may from time to time designate by notice as required hereby. Notices shall be deemed to have been duly given on the first to occur of either: (i) the date delivered personally; (ii) the date shown on the return receipt or on other evidence of delivery; or (iii) three (3) business days after being deposited in the mail if sent by certified or registered mail or the first (1st) business day after being delivered to a reputable overnight courier if sent by reputable overnight courier.

19. NO JOINT VENTURE

This Agreement does not and will not be deemed as establishing a relationship between the parties as partners or joint venturers, nor shall any similar relationship be deemed or construed to exist between them. Nothing herein shall be construed as constituting either party as the other’s agent or as authorizing either party to bind or incur financial or other obligations in the other’s name. The parties acknowledge and agree that the rights and powers retained by Licensor to approve the Licensed Articles and advertising, display and promotional material using the Licensed Properties or otherwise to approve of or inspect Licensee’s activities, all as herein provided, are retained because of the necessity of protecting Licensor’s copyrights, trademarks, properties and property rights generally, and specifically to conserve the good will and good name of Licensor’s company and of the Licensed Properties.

20. RESTRICTIONS ON ASSIGNMENT AND SUBLICENSING BY LICENSEE

20.1 This Agreement and all rights and duties hereunder are personal to Licensee and shall not be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law, without the prior written consent of Licensor, to be granted or withheld in Licensor’s sole and absolute discretion, except as otherwise provided below in

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Section 20.5 with respect to certain sublicenses and as provided in Section 20.2 with respect to certain proposed Constructive Assignments. For purposes of this Agreement, the terms “assigned” or “assignment” shall, in addition to the transfer of this Agreement or the rights or obligations hereunder (other than permitted sublicenses), whether voluntarily, involuntarily, by operation of law or otherwise, be deemed to include:

(i) a sale or other transfer by Licensee of all or substantially all of its assets;

(ii) the merger, amalgamation, consolidation or reorganization of Licensee into or with another corporation or other entity (other than an Affiliate of Licensee that is not a Competitor, as defined below), as a result of which Licensee is not the surviving corporation, provided that in the event of such a transaction with an Affiliate that is not a Competitor, then as of the effective date of the transaction, such Affiliate shall be deemed to be Licensee and shall be subject to the restrictions on assignment and provisions with respect to assignment of this Section 20 including without limitation, termination of this Agreement in the event that Licensor properly withholds its consent to such an assignment;

(iii) any transaction (including any of the foregoing transactions as well as any in which Licensee is the surviving corporation) which, whether by way of sale, gift or other transfer, results in an individual, entity or group (within the meaning of Section 13(d)(3) or 13(d)(5) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), acquiring, in the aggregate, more than a [*] ownership of the combined voting power of all outstanding voting stock of Licensee, provided however that if the individual, entity or group acquiring such ownership does not disclose under item 4 of Schedule 13D or any amended Schedule 13D filed pursuant to Section 13d of the 1934 Act (or comparable provision of any successor form), any plan or proposal relating to or that would result in (A) any extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Licensee, (B) a sale or transfer of a material amount of assets of the Licensee, (C) a change in the then present board of directors or senior management of Licensee, (D) any material change in the Licensee’s business or corporate structure or (E) any action similar to those described in the foregoing clauses (A) – (D), then the acquisition of such percentage ownership of the combined voting power of all outstanding voting stock of Licensee shall not be deemed an assignment until such individual, entity or group acquires more than [*] of the combined voting power of all outstanding voting stock of Licensee, and provided further that the acquisition of voting stock of Licensee in the specified percentages by an Affiliate of Licensee (provided such Affiliate is not a Competitor) shall not be deemed an assignment, but in such event, then such Affiliate shall thereafter also be deemed to be included in the term “Licensee” for purposes of this Section 20 and shall be subject to the restrictions on assignment and provisions with respect to assignment of this Section 20, including without limitation, termination of this Agreement in the event that Licensor properly withholds consent to such an assignment, or

(iv) the liquidation or dissolution of Licensee.

Any assignment under clauses (i), (ii) or (iii) of this Section 20.1 shall be considered a constructive assignment (“Constructive Assignment”). Licensee shall give written notice to Licensor within ten (10) business days after Licensee’s executive management becomes aware of: (a) the filing of any Schedule 13D with respect to Licensee, including any amended Schedule 13D, or (b) the acquisition in the aggregate by any individual, entity or group of more than [*] ownership of the combined voting power of all outstanding voting stock of Licensee (whether or not a Constructive Assignment) or more than [*] ownership of the combined voting power of all outstanding voting stock of Licensee. For purposes of this Section 20.1, “Licensee” shall be deemed to include WMS Industries Inc., and accordingly, without implied limitation, a Constructive Assignment with respect to WMS Industries Inc. shall be subject to the provisions of this Section 20, including, without limitation, Section 20.2 below.

20.2 In the event of any such proposed assignment covered by this Section 20, Licensee shall give written notice to Licensor requesting Licensor’s consent to such assignment. In connection with any such proposed assignment, Licensee shall provide to Licensor a statement as to whether the proposed assignment is a Constructive Assignment as well as information (to the extent such information is available to Licensee) reasonably necessary for Licensor to evaluate the proposed assignment, including, without limitation, with respect to the proposed assignee, its management, and its ownership, including its financial condition and business operations. Licensor shall provide notice of its consent to the proposed assignment or notice of its withholding of consent to such assignment within thirty (30) days of Licensee’s written notice requesting Licensor’s consent to such assignment, but in no event shall consent to be deemed to have been given by Licensor’s failure to give notice of its consent or withholding of consent within the required thirty (30) day time period.

In connection with a proposed Constructive Assignment, Licensor shall not unreasonably withhold its consent and, in the event that it withholds consent, shall provide Licensee with a written statement explaining the basis for withholding consent. In connection with any proposed assignment other than a Constructive Assignment, Licensor may withhold its consent to such proposed assignment in its sole and absolute discretion. In no event shall Licensor’s consent to a proposed Constructive Assignment be

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

conditioned upon a renegotiation of or change in the. material terms of this Agreement or additional consideration other than the warrant as set forth below.

In the event that Licensor withholds its consent to a Constructive Assignment, Licensee may, by written notice to Licensor given no later than thirty (30) days after receipt of Licensor’s notice withholding consent, terminate this Agreement. In the event that Licensee timely gives notice of such termination, then Licensee may proceed with the Constructive Assignment without being deemed to be in breach of this Agreement and this Agreement shall terminate effective as of the date of Licensee’s notice of termination, in which case: (a) any unpaid Advance Payments with due dates following the date of termination shall become immediately due and payable by Licensee to Licensor on the date of termination, and (b) the provisions of Section 14 of the Basic Terms (Disposal of Stock After Expiration; Continuation of Leases) shall apply, provided, however, the royalties earned on such placements pursuant to Section 14 shall be applied and off-set against the [*] Guarantee and Advance Payments, for the [*] in which such royalties are earned, including those paid as set forth immediately above (any such off-set royalties being referred to herein as “Post-Termination Offset Royalties”). For example, if the Agreement is terminated under this Section 20.2 in [*] and Licensee earns royalties during the sell-off period in [*], such royalties shall be offset against the [*] Guarantee for [*] and royalties earned in [*] shall be offset against the accelerated [*] Guarantee and Advance Payments for [*], that were previously paid or paid at the time of termination.

If such Constructive Assignment is to any entity other than a Competitor, Licensor shall be obligated to use its commercially reasonable efforts to relicense the Licensed Properties for rights contained within the scope of the License Grant for what would have been the remainder of the Term, subject to Licensor’s good faith business judgment, and Licensor shall pay to Licensee (as set forth below) amounts based on any and all guaranteed and/or earned royalties or license fees that Licensor or an Affiliate of Licensor recognizes (or the amortized portion thereof under generally accepted accounting principles as applied by Licensor) from such relicensing of the Licensed Properties for articles falling within the definition of the Licensed Articles for the period time that would have covered the remainder of the Term (“New Royalties”), subject to the limitations, deductions and recoupment set forth below, calculated [*] on a [*] basis with [*], for the period of time from the date of termination through what would have been the remainder of the Term. With respect to each such [*], including any partial [*] in which this Agreement is terminated, Licensor shall pay to Licensee (subject to deduction and recoupment of certain Licensor costs and expenses as set forth below) an amount equal to (a) the amount of such New Royalties recognized by Licensor for such [*] less (b) an amount equal to the average of the amount of royalties paid by Licensee to Licensor in excess of the applicable [*] Guarantee in each of the [*] prior to the [*] in which the Agreement is terminated (including, if applicable, the calendar years prior to the Effective Date) (that is, take the difference of the amount of royalties paid versus the amount of the [*] Guarantee for the [*] before the [*] of termination, the difference of the amount of royalties versus the amount of the [*] Guarantee for the [*] before the [*] of termination, and the difference of the amount of royalties versus the amount of the [*] Guarantee for the [*] before the year of termination, add those [*] numbers together, and divide by [*], provided, that for the avoidance of doubt, it is agreed that if such three year average is a negative number, this shall not increase the amount payable to Licensee), provided that in no event shall such amount payable by Licensor in any [*] be greater than the amount paid by Licensee to Licensor under Section 20.2 above in [*] Guarantee Payments that would have been due for such [*] (less any Post-Termination Offset Royalties earned in such [*]), and subject to the deductions and recoupment as set forth below. Before making any such payments to Licensee under this Section 20.2, Licensor may first deduct and recoup from the payments otherwise payable to Licensee the documented costs and expenses Licensor or any of its Affiliates incurs in connection with relicensing and attempting to relicense such rights to the Licensed Properties, including costs and expenses in connection with identifying potential licensees, negotiating with potential licensees, entering into agreements with licensees, and to the extent greater than under this Agreement the costs and expenses of administering or carrying out its duties or enforcing its rights under such licenses (including reasonable allocation of the costs and expense of Licensor’s or its Affiliates’ own personnel), whether such costs and expenses were incurred in such [*] or in prior [*] and regardless of whether such costs and expenses relate to potential agreements for relicensing the Licensed Properties that do not materialize. For the avoidance of doubt, such deducted and recouped costs and expenses do not have to relate to the specific Licensed Property for which the New Royalties were received. All such payments to Licensee hereunder shall be made within thirty (30) days of the end of the calendar quarter which Licensor recognizes such New Royalties payments. Examples of the application of this provision are set forth in Exhibit 8.

In the event that Licensor withholds its consent to an assignment other than a Constructive Assignment, and Licensee makes such assignment, Licensor may terminate this Agreement in accordance with Section 12(e) of the Basic Terms. In the event that Licensor properly withholds its consent to a

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Constructive Assignment, and Licensee makes such assignment or the Constructive Assignment continues in existence, and Licensee does not timely exercise its termination right as provided above in this Section 20.2, then Licensor may terminate this Agreement in accordance with Section 12(e) of the Basic Terms, provided that the applicable cure period set forth in Section 12(e) shall be ten (10) days.

20.3 Licensee expressly agrees Licensor’s withholding of its consent to a proposed assignment, including a Constructive Assignment, will not be deemed to be unreasonable if the proposed assignee (which for purposes of clause (iii) of Section 20.1 includes the individual, entity or group acquiring the specified ownership percentage) is a Competitor. For the avoidance of doubt, and notwithstanding the preceding sentence, the parties acknowledge and agree that Licensor may withhold its consent to any proposed assignment, other than a Constructive Assignment, in its sole and absolute discretion and therefore, any such withholding of consent to a proposed assignment, other than a Constructive Assignment, cannot be deemed to be unreasonable. For purposes of this provision “Competitor” shall mean, as of the date Licensee requests consent to the assignment (based upon the proposed assignee’s last financial statement for the most recently completed fiscal year:

(a) one of the [*] Toy or Game Companies (defined below) measured by revenues, or an Affiliate of a Toy or Game Company for which a disclosed line of business is the manufacturing, marketing, distribution, or wholesale sales of children’s toys or games that accounts for a minimum of [*] of the consolidated entity’s consolidated revenue or consolidated operating profits or meets the segment criteria set forth in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 131 (“Disclosures about Segments of an Enterprise and Related Information”) (hereinafter FASB 131). “Toy or Game Company” shall mean an entity which has a disclosed line of business principally engaged in the manufacturing, marketing, distribution, or wholesale sales of children’s toys or games that accounts for a minimum of [*] of the entities’ consolidated revenue or consolidated operating profits or meets the segment criteria set forth in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 131 (“Disclosures about Segments of an Enterprise and Related Information”).

(b) one of the [*] developers, [*] distributors or [*] producers of child or family oriented movies measured by revenues, or an Affiliate of a such entity for which a disclosed line of business is the development, distribution or production of child or family oriented movies that accounts for a minimum of [*] of the consolidated entity’s consolidated revenue or consolidated operating profits or meets the segment criteria set forth in FASB 131; provided, however, that Licensor has a disclosed line of business for the development, distribution or production of child or family oriented movies that accounts for a minimum of [*] of the Licensor’s consolidated revenue or consolidated operating profits or meets the segment criteria set forth in FASB 131.

(c) one of the [*] developers, [*] distributors or [*] producers of child or family oriented television shows measured by revenues, or an Affiliate of a such entity for which a disclosed line of business is the development, distribution or production of child or family oriented television shows that accounts for a minimum of [*] of the consolidated entity’s consolidated revenue or consolidated operating profits or meets the segment criteria set forth in FASB 131; provided, however, that Licensor has a disclosed line of business for the development, distribution or production of child or family oriented television shows that accounts for a minimum of [*] of the Licensor’s consolidated revenue or consolidated operating profits or meets the segment criteria set forth in FASB 131.

The parties expressly agree that there may be other reasonable bases for Licensor to withhold consent to a proposed Constructive Assignment.

20.4 As additional consideration to induce Licensor to consent to any assignment of this Agreement that requires Licensor’s consent, Licensee shall provide to Licensor the New Warrant to purchase the common stock of WMS Industries, Inc. simultaneously with the execution of this Agreement. The New Warrant will vest, for the quantity of shares as set forth below, solely in the event that both Licensor timely delivers an unqualified written consent to such an assignment of this Agreement and the transaction described in such consent is consummated. In the event that the conditions precedent to the vesting of the New Warrant never occurs, such that the New Warrant never vests, the failure of the New Warrant to vest shall not be deemed a failure of consideration. The exercise price of such New Warrant shall be valued at the price of the common stock of WMS Industries, Inc. at the close of the market on the grant date of such New Warrant. In the event of a conflict between this Agreement and the New Warrant document, the New Warrant document shall control.

Number Of Warrants	Year Consent Given
500,000	2009
500,000	2010
500,000	2011
475,000	2012
450,000	2013
425,000	2014
400,000	2015

* Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

375,000	2016
375,000	2017
375,000	2018
375,000	2019

20.5 Licensee shall not be entitled to sublicense any of its rights under this Agreement, without the written consent of Licensor as provided above, except that Licensee may enter into the following sublicense without the written consent of Licensor: (a) as set forth in Section 11 of the Summary, (b) for distribution of licensed content in the United Kingdom in Category B2-B4 machines under the UK Gambling Act of 2005, in which case Licensee shall give notice to Licensor of the sublicense and identifying the entity granted the sublicense and the sublicensed rights and obligations, or (c) in the event Licensee is not a manufacturer of the Licensed Articles, or wishes to use a third party to manufacture the Licensed Articles, Licensee may, subject to the provisions of Paragraph 7(c) , utilize a third-party manufacturer in connection with the manufacture and production of the Licensed Articles, provided that such engagement is in accordance with the conditions and requirements of Paragraph 7(c) above.

20.6 This Agreement will be binding upon Licensee’s permitted successors and assigns. In no event shall any sublicense agreement include the right to grant any further sublicenses.

21. Regulatory Compliance.

(a) Licensee and Licensor will cooperate in good faith and use their best efforts to comply with the requirements of all applicable gaming laws and gaming authorities having jurisdiction over Licensee and the exploitation of the Licensed Articles (each a “Gaming Authority”); provided, however, that nothing in this Section 21 shall require Licensor to seek to become licensed, approved or found suitable by any Gaming Authority. If a Gaming Authority prohibits or restricts the taking of any action, including the payment of monies, which prohibition or restriction frustrates the purpose of this Agreement, the parties will in good faith attempt to modify or amend this Agreement, or take other appropriate action, to obtain the approval of such Gaming Authority to permit payment by Licensee of the amounts due Licensor hereunder. If Licensee is prevented from paying Licensor royalty payments by a Gaming Authority, Licensee shall not be considered to be in breach of this Agreement so long as Licensee deposits such royalty payments into an escrow account established with a mutually agreeable escrow agent for the benefit of Licensor until payment is authorized by such Gaming Authority of otherwise distributed pursuant to an order of a court of competent jurisdiction. The funds deposited into the escrow account shall be invested as directed by Licensor, and be at Licensor’s risk.

(b) Upon request by Licensee, Licensor shall promptly provide all information reasonably requested by the Gaming

Compliance Committee of WMS Industries Inc. (the “Compliance Committee”), with respect to Licensor (including Licensor’s officers, directors, and controlling shareholders), its financial condition, litigation, indictments, criminal proceedings, and the like in which Licensor or its officers, directors, and controlling shareholders are or may have been involved, if any, in order for the Compliance Committee to determine that no such information would disclose any fact which would jeopardize, in any material manner, any gaming licenses or permits held by Licensee and/or its Affiliates with any Gaming Authority.

22. INTEGRATION

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by the party to be charged. No waiver by either party of a breach or default hereunder, or a continuing breach or default, shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature. Any approval or consent given by a party shall not constitute a waiver of any of such party’s rights or the other’s duties under any provision of this Agreement. Other than certain terms of the Pre-Existing Agreement as expressly provided herein, the amended warrant referenced in Section 5.1 of the Summary, the new warrant referenced in Section 5.2 of the Summary and the Side Letter agreement between the parties to be signed simultaneously herewith, there are no representations, promises, warranties, covenants or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. No person, firm, group or corporation, other than Licensee and Licensor, shall be deemed to have acquired any rights by reason of anything contained in this Agreement.

23. GOVERNING LAW

This Agreement shall be construed in accordance with the internal laws of the State of Rhode Island and applicable United States Federal Law. The parties agree that any dispute arising hereunder shall be subject to the exclusive jurisdiction of the courts of such State, including the United States District Court for the District of Rhode Island, and consent to the jurisdiction thereof.

24. HEADINGS

The paragraph and other headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

25. SEVERABILITY

In the event that any provision(s) of this Agreement is adjudicated by a court of competent jurisdiction to be unlawful, unenforceable, invalid, and/or unconscionable, that provision(s) shall be deemed severed from this Agreement and shall not affect the validity or enforceability of the remaining provisions hereof or this Agreement as a whole, unless the Agreement fails in its essential purpose.

26. SURVIVAL

The expiration or termination of this Agreement shall not affect those provisions that by the nature thereof are intended to survive any such expiration or termination, including, without limitation, provisions of Paragraphs 2, 4, 5, 6, 7(d) and (e), 11, 12(g), 13-16, 21-27, and 30 of the Basic Terms, as well as those in the Summary where appropriate or cross-referenced by the foregoing, including Sections 2, 5, 6, 7 (with respect to the obligation to make payments) and 13.

27. CONFIDENTIAL INFORMATION

Confidential or proprietary information contained in this Agreement (including, without limitation, the royalty rates and guarantee amounts) and the confidential or proprietary information of one party which may be disclosed to the other party hereunder or in the performance of this Agreement, shall be considered “Confidential Information” subject to the Mutual Confidential Information Agreement, by and between Licensor and Licensee, dated as of August 2, 2006 (as amended herein), and shall not be disclosed or used except as provided in said agreement, provided that such Confidential Information may be disclosed by a party or its representatives in connection with any action concerning compliance with or enforcement of this Agreement and the terms, provisions and obligations hereunder. The Mutual Confidential Information Agreement is amended by adding the following words “or by regulation or a gaming authority” immediately following “such disclosure is required by law or legal process” in paragraph 2.

28. PRESS RELEASE

Upon execution of this Agreement, Licensee may make a press release concerning this Agreement, and Licensor may make a press release concerning this Agreement. Each such press release shall be subject to the approval of the other party, which approval will not be unreasonably withheld or delayed. The parties agree to work together on scheduling the timing of the press releases, and the parties recognize the need for Licensee to issue its press release prior to or simultaneously with Licensor’s press release. In the event that Licensee needs to file and disclose this Agreement with the Securities and Exchange Commission, Licensee shall provide Licensor with an opportunity to comment on the proposed redaction of this Agreement and will consider Licensor’s input in good faith prior to filing this Agreement.

29. LICENSOR’S APPROVAL RIGHTS

As to the exercise by Licensor of its rights to approve the Licensed Articles and any material relating thereto pursuant to Paragraphs 7, 8 and 9 hereof, Licensor shall not unreasonably withhold or delay such approval, and will take into account gaming industry regulations, standards and practices and the technical limitations of the applications involved.

30. LIABILITY

Neither party shall be liable for incidental, consequential, special or other indirect damages (including, without limitation, lost profits) arising out of or in connection with this Agreement, even if informed of the possibility thereof; provided, however, that the foregoing shall not be deemed to apply to a third-party claim for incidental, consequential, special or other indirect damages (including, without limitation, lost profits) covered by a party’s indemnification, defense and hold harmless obligations under Section 6 above.

-END-

EXHIBIT 1

HASBRO ROYALTY REPORTING FORM

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 2

Hasbro Global Business Ethics Principles

Hasbro, Inc., together with its subsidiaries and affiliates (“Hasbro”), strives to conduct its business in accordance with high ethical and business standards, and seeks to have its vendors, suppliers and licensees conduct themselves in the same manner. Hasbro has long recognized concerns about the quality and character of working conditions around the world, including the United States. We are continually striving to improve the working environment for those involved in the production of our toys and games. Hasbro wants its consumers to have confidence that products manufactured by Hasbro, or its vendors, suppliers and licensees, are produced in accordance with the principles set forth herein and are not made under inhumane or exploitative conditions. Implementation of the Global Business Ethics Principles enables Hasbro to ensure that manufacturing facilities involved in the production of Hasbro products (“Facilities”) understand and adhere to Hasbro’s requirements in this area. Participation in this program and adherence to these principles is mandatory for all Facilities.

1.	Forced Labor - There will not be any use of forced, prison or indentured labor in the production of Hasbro products*. All employment, including overtime, shall be on a voluntary basis.

2.	Child Labor - The use of child labor is prohibited. No person shall be employed in a factory that produces or manufactures any Hasbro product at an age younger than sixteen**, or younger than the age for completing compulsory education in the country of manufacture where such age is higher.

3.	Working Hours and Compensation - Facilities must comply with all applicable national and local wage and hour laws, including minimum wage laws, or shall be consistent with the prevailing industry wage standards, if higher. Employee benefits shall be provided in accordance with national and local requirements. Normal working hours should not exceed forty-eight (48) hours/week with one day off in every seven-day period. Overtime work in necessary business circumstances shall be conducted in such a way as to adequately compensate workers for all work performed beyond the normal working hour standard.

4.	Health and Safety - Facilities shall ensure that all employees have a healthy and safe environment, including in dormitories, where provided. Hasbro expects all Facilities to promote an awareness of health and safety issues to their employees including issues surrounding fire prevention, emergency evacuation, proper use of safety equipment, basic first-aid and the proper use and disposal of hazardous waste materials.

5.	Abuse; Discrimination - Facility employees shall be treated with dignity and respect. No employee shall be subject to abuse, cruel or unusual disciplinary practices or discrimination in employment or hiring on the grounds of race, religion, origin, political affiliation, sexual preference, age or gender.

6.	Communication of Principles - Facilities will communicate these principles to employees in an appropriate oral and written fashion and will undertake efforts to educate employees about these principles on a periodic basis.

7.	Acceptance of Advantages - Hasbro will not tolerate Facilities who do not conduct business in an ethical and proper manner or who use bribes, kickbacks or provide gifts, favors, or services to gain a competitive advantage with Hasbro.

8.	Environmental Impact - Hasbro maintains a commitment to sound environmental programs and practices and encourages the reduction and recycling of waste. Facilities must comply with all applicable laws relating to the environment and dispose of toxic materials in a controlled and safe manner. To that end, Hasbro seeks to conduct business with Facilities who are equally dedicated to pursuing continuous efforts to improve the compatibility of its operations with the environment.

9.	Freedom of Association - Hasbro recognizes all employees’ right to choose [or not] to affiliate with legally sanctioned organizations or associations without unlawful interference.

10.	Monitoring - Hasbro shall have the right to conduct periodic on-site visits of working and living conditions, including audits of production records and practices and of wage, hour and payroll information maintained by Facilities, to review and ensure compliance with these principles. Although Hasbro retains its rights to terminate its relationship with a vendor, supplier or licensee facility in violation of these principles, Hasbro will endeavor to work with Facilities to promptly address any problems discovered in the course of its review or audit. Hasbro will require the implementation of an acceptable written corrective action plan for any problems found during an audit. Failure to address items in the corrective action plan may also result in termination of the business relationship.

11.	Certification - Hasbro will require a written statement from Facilities of compliance with these principles.

12.	Compliance with Applicable Laws - Facilities will comply with the national laws of the country in which they are conducting business, any local laws, regulations or standards applicable to their business and the industry standards which have been established in their location; provided, however, in the event of any conflict between the provisions of any of the preceding laws, regulations, or standards and the provisions of this document, then the provision containing the higher standards shall prevail.

Hasbro, as a member of the Toy Industries of America, strongly supports and endorses the industry efforts to improve factory working conditions. While Hasbro will retain the right to conduct its own audits, participation in the ICTI CARE program, including regular audits by an approved audit company will generally be sufficient. The ICTI CARE audit documentation and guidance materials can be found on the ICTI CARE website.

Brian Goldner	Al Verrecchia
Chief Executive Officer	Chairman of the Board

June 2008

*	Rehabilitation programs may be assessed by Hasbro on a case-by-case basis.
**	Workers under sixteen may be considered on a case-by-case basis when hired in accord with International Labor Organization (ILO) Convention 138.

EXHIBIT 3-1

United States:

All applicable laws, rules, and regulations of the United States including (but not limited to), to the extent applicable to the Licensed Articles: The Federal Hazardous Substances Act; The Federal Food, Drug, and Cosmetic Act; the Flammable Fabrics Act; ASTM F963-07, Standard Consumer Safety Specification on Toy Safety; and all other applicable state and local laws and regulations.

Canada:

All applicable laws, rules, and regulations of Canada including (but not limited to):

•	Canadian Federal Hazardous Product Act

•	Canadian Federal Food, Drug, and Cosmetics Act

•	Canadian Federal Packaging and Labeling Act

•	Canadian Provincial Stuffed Article Act

And all associated Canadian Federal/Provincial statutes and regulations.

Rest of the Territory:

All applicable laws, rules, and regulations of the applicable jurisdictions of such Territory.

EXHIBIT 3-2

Licensee’s safety testing with respect to the Licensed Articles is in accordance with IEC (International Electronic Commission) standard 60335. Licensee is self certified through CSA (Canadian Safety Association) to conduct our safety testing. Safety test reports are submitted to CSA for final approval and issuing of certificate of compliance.

EXHIBITS 4-1 and 4-2

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

MEMORANDUM OF EXCLUSIVE LICENSE

THIS MEMORANDUM OF EXCLUSIVE LICENSE is made as of this 12th day of June, 2009, by and between HASBRO, INC. and HASBRO INTERNATIONAL, INC., (collectively “HASBRO”) with offices at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059 and WMS GAMING INC., (“WMS”) with offices at 800 South Northpoint Blvd., Waukegan, IL 60085.

WHEREAS, Hasbro and WMS have entered into that certain Gaming Device License Agreement of even date herewith (the “License Agreement”), with respect to the development, manufacture, sale, lease, placement, marketing, distribution and other exploitation of MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, and [*] board game themed Gaming Devices (such terms and all other capitalized terms used as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the License Agreement);

NOW THEREFORE, pursuant to the terms of the License Agreement, and incorporating and subject to all of the terms, definitions and provisions thereof, for good and valuable consideration, Hasbro and WMS have agreed to execute this Memorandum of Exclusive License, and hereby agree as follows:

LICENSE

Pursuant to the terms of the License Agreement, Hasbro grants to Licensee the worldwide (other than as expressly set forth in the License Agreement), exclusive (as provided in the License Agreement) license to utilize the Licensed Properties solely upon and in connection with the design, development, manufacture, sale, lease, placement, marketing, advertising, promoting and distribution of the Licensed Articles in legal gaming establishments, including Gaming Devices and associated equipment, including, without limitation, the exclusive (as provided in the License Agreement) right to use the copyrights owned by Hasbro and enumerated on Schedule A attached hereto and made a part hereof, to make derivative works, in connection with the promotion, sale and other exploitation of Licensed Articles, including Gaming Devices and associated equipment, all subject to the terms and conditions of the License Agreement and provided that the term with respect to the [*] property shall begin on [*].

TERM

The initial term of the License Agreement shall run through December 31, 2016 unless earlier terminated as provided in the License Agreement. The term may be renewed for an additional three-year period, provided that certain conditions set forth in the License Agreement are satisfied, or unless earlier terminated as provided in the License Agreement.

This Memorandum of Exclusive License is not intended to and shall not modify, amend, supplement, waive or release any of the covenants, agreements, terms and provisions of the License Agreement.

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

This Memorandum of Exclusive License has been duly authorized and executed as of this 12th day of June 2009.

AGREED TO AND ACCEPTED BY:

HASBRO, INC.	WMS GAMING INC.

By:	By:

Date:	Date:

HASBRO INTERNATIONAL, INC.

By:

Date:

SCHEDULE A

TO MEMORANDUM OF EXCLUSIVE LICENSE

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

MEMORANDUM OF TERMINATION OF EXCLUSIVE LICENSE

THIS MEMORANDUM OF TERMINATION OF EXCLUSIVE LICENSE is by and between HASBRO, INC. and HASBRO INTERNATIONAL, INC., (collectively “HASBRO”) with offices at 1027 Newport Avenue, Pawtucket, Rhode Island 02862-1059 and WMS GAMING INC., (“WMS”) with offices at 800 South Northpoint Blvd., Waukegan, IL 60085.

WHEREAS, Hasbro and WMS had entered into that certain Gaming Device License Agreement dated June 12, 2009 (the “License Agreement”), with respect to the development, manufacture, sale, lease, placement, marketing, distribution and other exploitation of MONOPOLY, BATTLESHIP, CLUE (CLUEDO), YAHTZEE, and [*] board game themed Gaming Devices (such terms and all other capitalized terms used as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the License Agreement);

NOW THEREFORE, pursuant to the terms of the License Agreement, and incorporating and subject to all of the terms, definitions and provisions thereof, Hasbro and WMS have agreed that upon the proper termination or expiration of the exclusive License Agreement they shall date and execute this Memorandum of Termination of Exclusive License, which may then be filed by Hasbro in the United States Copyright Office.

IT IS HEREBY AGREED, that pursuant to the terms of the License Agreement, the license granted to WMS as provided therein to utilize the Licensed Properties upon and in connection with the design, development, manufacture, sale, lease, placement, marketing, advertising, promoting and distribution of the Licensed Articles in legal gaming establishments, has been properly terminated or has otherwise expired effective of as              [insert date].

AGREED TO AND ACCEPTED BY:

HASBRO, INC.	WMS GAMING INC.

By:	By:

Date:	Date:

HASBRO INTERNATIONAL, INC.

By:

Date:

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 5

Worldwide Trademark Registrations

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 6

United States Copyright Registrations

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 7

Flat Fee Schedule

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 8

[*]

*	Information has been omitted from this document and filed separately with the Securities and Exchange Commission under a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT 9

FORM OF AMENDMENT TO EXISTING WARRANT

THE WARRANT AMENDED BY THIS WARRANT MODIFICATION AGREEMENT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WMS INDUSTRIES INC.

COMMON STOCK PURCHASE WARRANT MODIFICATION AGREEMENT

This Common Stock Purchase Warrant Modification Agreement (this “Agreement”) modifies the terms of that certain Common Stock Purchase Warrant issued by WMS Industries Inc., a Delaware corporation (the “Company”), to HASBRO, INC. (“Hasbro” or the “Warrantholder”) effective September 15, 2003 (the “Warrant”). Capitalized terms used in this Agreement and not defined herein have the meanings set forth in the Warrant. In consideration of the mutual covenants and representations contained herein and other good and valuable consideration, each of the Company and Hasbro agrees to the following modifications to the Warrant:

1. Expiration Date. The first paragraph of the Warrant is amended to delete the phrase “on September 14, 2013 (the “Expiration Date”)” and substitute in place thereof “on the Expiration Date (as defined below)” and to add the following sentence at the end of such paragraph:

“Expiration Date” means December 31, 2018 or, solely in the event that the term of that certain Gaming Device License Agreement dated as of April 1, 2009 between Hasbro and Hasbro International, Inc., as licensor, and WMS Gaming Inc., as licensee, is extended for the Extension Term (as defined in such Gaming Device License Agreement), December 31, 2021.

2. Vesting of the Warrant. Section 1.1 of the Warrant is deleted in its entirety and replaced with the following:

Vesting. The Warrant shall vest with respect to 20% of the Warrant Shares per year commencing January 1, 2007 and continuing on each anniversary of January 1, 2007 until fully vested.

3. Representations and Warranties. Each of Hasbro and the Company, severally and not jointly, hereby represents and warrants solely with respect to itself as follows:

3.1. This Agreement has been duly authorized and executed by it and is a valid and binding obligation, respectively, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

3.2. The execution, delivery and/or performance by it of this Agreement shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in such party’s Certificate of Incorporation or Bylaws (each as amended, restated or otherwise modified through the date hereof) or contained in any agreement, instrument or document to which it is a party or by which it is bound.

3.3. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the valid execution or performance of any of its obligations hereunder.

4. Miscellaneous.

4.1. Entire Agreement. This Agreement and the Warrant constitute the entire agreement between the Company and the Warrantholder with respect to the subject matter hereof and thereof.

4.2. Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.3. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning of interpretation of this Agreement.

4.4. No Further Modifications. Except as expressly set forth in this Agreement, the terms of the Warrant remain in full force and effect in accordance with their terms.

4.5. Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

IN WITNESS WHEREOF, each of the Company and Hasbro has caused this Agreement to be signed by its duly authorized officer.

WMS INDUSTRIES INC.

By:
Name:	Orrin J. Edidin
Title:	President

HASBRO, INC.

By:
Name:
Title:

Dated: June     , 2009

EXHIBIT 10

FORM OF NEW WARRANT

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WMS INDUSTRIES INC.

COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, WMS Industries Inc., a Delaware corporation (the “Company”), grants to HASBRO, INC. (“Hasbro” or the “Warrantholder”), the right to subscribe for and purchase from the Company the number of validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.50 per share (the “Common Stock”) determined pursuant to the schedule set forth in Section 1 below, at the purchase price per share of $[TBD] (the “Exercise Price”), from time to time after vesting of the Warrant pursuant to Section 1 below and before 5:00 PM Eastern Standard Time on the Expiration Date (as defined below), all subject to the terms, conditions and adjustments herein set forth. “Expiration Date” means December 31, 2018 or, solely in the event that the term of that certain Gaming Device License Agreement dated as of April 1, 2009 between Hasbro and WMS Gaming Inc. (the “License Agreement”) is extended for the Extension Term (as defined in the License Agreement), December 31, 2021.

1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

1.1. Warrant Shares. The number of Warrant Shares, if any, purchasable under this Warrant shall be determined based on the date by which Hasbro executes and delivers to the Company an unqualified written consent to an assignment of the License Agreement (including, without limitation, “assignment” or “Constructive Assignment” (as such terms are defined in section 20.11 of the Basic Terms of such Agreement)) (an “Assignment”), if such consent is requested by the Company and timely delivered by Hasbro as follows:

Date of Delivery of Hasbro Consent to Assignment	Number of Warrant Shares

[1]	To be confirmed based on execution copy of License Agreement.

On or before December 31, 2011	500,000

After December 31, 2011 but on or before December 31, 2012	475,000

After December 31, 2012 but on or before December 31, 2013	450,000

After December 31, 2013 but on or before December 31, 2014	425,000

After December 31, 2014 but on or before December 31, 2015	400,000

After December 31, 2015 but prior to the Expiration Date	375,000

1.1. Vesting. The Warrant shall vest with respect to the number of Warrant Shares determined pursuant to Section 1.1 solely upon the consummation of an Assignment for which Hasbro has executed and delivered an unqualified written consent.

1.2. Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

1.2.1. the delivery of this Warrant to the Company, with a duly executed Exercise Form attached as Exhibit A hereto specifying the number of vested Warrant Shares to be purchased, prior to the Expiration Date; and

1.2.2. the delivery of payment to the Company, for the account of the Company, by cash, by wire transfer of immediately available funds or by certified or bank cashier’s check, of the Exercise Price for the number of vested Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

1.3. Conversion of Warrant.

1.3.1. Right to Convert. In addition to, and without limiting, the other rights of the Warrantholder hereunder, the Warrantholder shall have the right (the “Conversion Right”) to convert this Warrant or any part hereof into Warrant Shares at any time and from time to time to the extent that this Warrant has vested and prior to the Expiration Date. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder, without payment by the Warrantholder of any Exercise Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:

X=	Y (A-B)
A

Where:	X=	The number of Warrant Shares to be issued to the Warrantholder

	Y=	The number of Warrant Shares purchasable pursuant to this Warrant or such lesser number of Warrant Shares as may be selected by the Warrantholder

	A=	The Fair Market Value (as defined in Section 6.1.6) of one Warrant Share as of the Conversion Date

	B=	The Exercise Price

1.3.2. Method of Conversion. The Conversion Right may be exercised by the Warrantholder by the surrender of this Warrant to the Company, together with a written statement (the “Conversion Statement”) in the form of Exhibit A hereto specifying that the Warrantholder intends to exercise the Conversion Right and indicating the number of Warrant Shares that are the subject of such exercise of the Conversion Right. Such conversion shall be effective upon the Company’s receipt of this Warrant, together with the Conversion Statement, or on such later date as is specified in the Conversion Statement (the “Conversion Date”) and, at the Warrantholder’s election, may be made contingent upon the closing of the consummation of the sale of Common Stock pursuant to a Registration Statement (as defined in Section 8.1 below). Certificates for the Warrant Shares so acquired shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) Business Days after the Conversion Date. A “Business Day” is a day other than Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Illinois.

1.4. Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within three (3) Business Days after receipt of the Exercise Form and receipt of payment of the exercise price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

1.5. Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax or other incidental expense of issuance; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder as reflected upon the books of the Company.

2. Warrantholder Representations and Warranties; Restrictions on Transfer; Restrictive Legends.

2.1. The Warrantholder represents and warrants that:

2.1.1. The Warrantholder (i) is acquiring this Warrant, and (ii) upon exercise of this Warrant will acquire the Warrant Shares (this Warrant and the Warrant Shares collectively are referred to herein as the “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

2.1.2. The Warrantholder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

2.1.3. The Warrantholder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Warrantholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Warrantholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Warrantholder to acquire the Securities.

2.1.4. The Warrantholder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Warrantholder.

2.1.5. The Warrantholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

2.1.6. The Warrantholder understands that (i) the Securities have not been and are, except as provided in Section 8 hereof, not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, pledged or transferred or otherwise disposed of unless (A) subsequently registered thereunder, (B) the Warrantholder shall have delivered to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Warrantholder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

2.1.7. The Warrantholder shall not sell, assign or otherwise transfer, pledge or hypothecate all or part of this Warrant without the prior written consent of the Company; provided that (x) any such sale, assignment or other transfer by the Warrantholder of the Warrant in its entirety to an entity owned or controlled by the Warrantholder (but only for so long as it remains so owned or controlled and such entity agrees (i) to be bound by the terms and conditions of this Warrant pursuant to an agreement reasonably acceptable to the Company (an “Assumption Agreement”) and (ii) to transfer this Warrant back to the Warrantholder if it ceases to be owned or controlled by the Warrantholder), and (y) any such sale, assignment or other transfer by the Warrantholder of the Warrant in its entirety to the successor to the Warrantholder or substantially all of Warrantholder’s assets or business in connection with (i) the merger, consolidation or reorganization of the Warrantholder or (ii) the sale, assignment, transfer or other disposition of all or substantially all of the Warrantholder’s assets or business in one or more related transactions, provided that any transferee described in this clause (y) executes an Assumption Agreement, may be effected without any such consent.

2.1.8. Except as otherwise agreed to by the Company, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise agreed to by the Company, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

2.1.9. Except with respect to the restrictions set forth in Section 2.1.7 above, the restrictions imposed under this Section 2 upon the transferability of the Warrant and the shares of Common Stock acquired upon the exercise of this Warrant shall cease when (i) the Warrant Shares have been sold pursuant to a registration statement that is effective under the 1933 Act, (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that such restrictions are no longer required in order to insure compliance with the

1933 Act or with a Commission “no-action” letter stating that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the 1933 Act, or (iii) such securities may be transferred by the holder in accordance with Rule 144 without the holder being deemed an underwriter of such securities within the meaning of Section 2(a)(11) of the 1933 Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent to, promptly, and without expense to the holder issue new securities in the name of the holder not bearing the legends required under this Section 2.

2.1.10. At the Warrantholder’s option, this Warrant may be exchanged for one or more other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of such Warrant(s) to the Company as is represented by this Warrant; provided, however, that this Warrant shall not be exchanged for other Warrants unless each such new Warrant represents the right to purchase at least 50,000 shares of Common Stock. Whenever this Warrant is so surrendered to the Company for exchange, the Company shall execute and deliver the Warrants which the Warrantholder is entitled to receive. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange. No service charge shall be made for any exchange of this Warrant.

3. Company Representations and Warranties.

The Company hereby represents and warrants as follows:

3.1. All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue.

3.2. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

3.3. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

3.4. The execution, delivery and/or performance by the Company of this Warrant shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Company’s Certificate of Incorporation (as amended, restated or otherwise modified) or Bylaws (as amended, restated or otherwise modified) or contained in any agreement, instrument or document to which the Company is a party or by which it is bound.

3.5. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the valid issuance of the

Warrant or for the performance of any of the Company’s obligations hereunder, except in connection with listing of the Warrant Shares on the New York Stock Exchange, which listing will be effected in accordance with the rules and regulations of the New York Stock Exchange and in connection with the registration of the Warrant Shares under the 1933 Act as provided in Section 8.

3.6. The Company, at its expense, will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which any capital stock of the Company may be listed or quoted, as the case may be. Such action by the Company may include, but not be limited to, causing such shares to be duly registered or approved, listed or quoted on relevant domestic securities exchanges or automated quotation systems.

4. Loss or Destruction of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

5. Ownership of Warrant.

The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

6. Certain Adjustments.

6.1. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

6.1.1. Stock Dividends, etc. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in Section 6.1.5.

6.1.2. Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in Section 6.1.5.

6.1.3. Reorganization, Merger, etc. If any capital reorganization of the Company, any recapitalization or reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a “Transaction”), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such Transaction by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised in full immediately before such Transaction. This section shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

6.1.4. Carryover. Notwithstanding any other provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

6.1.5. Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

6.1.6. Antidilution Provisions.

(a) Definitions. For purposes of this Section 6.1.6 the following definitions shall apply:

“Common Stock Equivalents” shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

“Common Stock Outstanding” shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon conversion of all outstanding Convertible Securities and exercise of all options.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

“Current Exercise Price” shall mean the Exercise Price immediately before the occurrence of any event, which, pursuant to Section 6.1.6, causes an adjustment to the Exercise Price.

“Fair Market Value” means with respect to a share of Common Stock at any date:

(i) If shares of Common Stock are being sold pursuant to a public offering under an effective registration statement under the 1933 Act which has been declared effective by the Commission and Fair Market Value is being determined as of the closing of the public offering, the “per share price to public” specified for such shares in the final prospectus for such public offering;

(ii) If shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system and Fair Market Value is not being determined as of the date described in clause (i) of this definition, the closing price for the trading day immediately preceding such date;

(iii) If no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system or being offered to the public pursuant to a registration described in clause (i) of this definition, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as published by Pink OTC Markets Inc. or any similar successor organization, and as reported by any member firm of the New York Stock Exchange selected by the Company and reasonably acceptable to the Warrantholder;

(iv) If no shares of Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market and if no such shares are being offered to the public pursuant to a registration described in clause (i) of this definition, the fair value of a share of Common Stock shall be as determined by an investment bank selected by Company with the approval of the Warrantholder (which approval shall not be unreasonably withheld or delayed), the costs of such investment bank to be paid by the Company.

(b) Adjustments to Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment in certain cases as follows:

(i) In case the Company shall at any time after the issue date of this Warrant issue or sell any Common Stock or Common Stock Equivalent without consideration, or for a consideration per share less than the then Fair Market Value, then, and thereafter successively upon each such issuance or sale, the Current Exercise Price shall simultaneously with such issuance or sale be adjusted to an Exercise Price (calculated to the nearest cent) determined by multiplying the Current Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding on such date of sale or issuance plus the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the Fair Market Value and the denominator of which shall be the number of shares of Common Stock Outstanding immediately after the issuance or sale.

For the purposes of this subsection, the following provisions shall also be applicable:

(A) Cash Consideration. In case of the issuance or sale of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

(B) Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, options or Convertible Securities for a consideration other than cash or a consideration, a part of which shall be other than cash, the fair value of such consideration as determined by the board of directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this section, of the consideration other than cash received by the Company for such securities.

(C) Options and Convertible Securities. In case the Company shall in any manner issue or grant any options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this section and to have been issued for the sum of the amount (if any) paid for such options or Convertible Securities and the minimum amount (if any) payable upon the exercise of such options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of subsection (D) below, no adjustment or further adjustment of the Exercise Price shall be made upon the actual issuance of (a) any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities or the exercise of such options or (b) any Common Stock issued or sold pursuant to conversion of any Convertible Securities or exercise of any Options to the extent outstanding on the date of issue of this Warrant.

(D) Change in Option Price or Conversion Rate. If the exercise price provided for in any option referred to in subsection (C) above, or the rate at which any Convertible Securities referred to in subsection (C) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the exercise price provided for in any such option referred to in subsection (C), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection (C), or the rate at which any Convertible Securities referred to in subsection (C) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution and such reduction would trigger an adjustment under this section, then in case of the delivery of shares of Common Stock upon the exercise of any such option or upon conversion or exchange of any such Convertible Security, the Current Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock actually delivered and for the consideration actually received for such option or Convertible Security and the Common Stock.

(E) Termination of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Common Stock under any option or of any right to convert or exchange Convertible Securities, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

(F) Notwithstanding anything to the contrary set forth above, no adjustment pursuant to this Section 6.1.6 shall be made for the issuance of Common Stock or Common Stock Equivalents to employees, directors or consultants of the Company with the approval of, or pursuant to a plan approved by, the Board of Directors of the Company; provided, however, that for purposes of this Warrant, “consultant” shall mean individuals who are natural persons and provide bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and do not relate to the promotion or maintenance of a market for the Company’s securities.

6.2. Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments setting forth in reasonable detail the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

6.3. Extraordinary Corporate Events. If the Company, after the date hereof, proposes to effect (i) any transaction described in Sections 6.1.1, 6.1.2 or 6.1.3 hereof, or (ii) a liquidation, dissolution or winding up of the Company or (iii) any payment of a dividend or distribution with respect to the Common Stock (other than a cash dividend or distribution), then, in each such case, the Company shall mail to the Warrantholder a notice describing such proposed action and specifying the date on which the Company’s books shall close, or a record shall be taken, for determining the holders of Common Stock entitled to participate in such action, or the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities and/or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed to the Warrantholder at least ten days prior to the record date for any such action. The failure to give notice required by this Section 6.3 or any defect therein shall be a breach of this Warrant but shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. Unless specifically required by this Section 6, the Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding shall not be subject to adjustment as a result of the Company being required to give notice pursuant to this Section 6.3.

6.4. No Impairment. The Company shall not, by amendment of the Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

7. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to the Warrantholder in connection with the exercise or conversion of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Warrantholder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to the product of such fractional interest and the Exercise Price paid by the Warrantholder for its Warrant Shares upon such exercise.

8. Piggyback Registration Rights.

8.1. Registration Statements. If at any time the Company proposes to register for its own account any of its Common Stock under the 1933 Act by registration on any form other than Form S-4 or S-8 (even if other stockholders will participate in such registration), it shall each such time give written notice to the Warrantholder of its intention to do so at least 10 Business Days prior to the initial filing of a registration statement or statements or similar documents (the “Registration Statement”) for such registration. Upon the written request of the Warrantholder, made within 5 Business Days after the receipt of any such notice (which request shall specify the Warrant Shares intended to be disposed of by the Warrantholder and the intended method of disposition), the Company shall use its reasonable best efforts to effect the registration under the 1933 Act of all the Warrant Shares that the Company has been so requested to register by the Warrantholder to the extent required to permit the disposition of such Warrant Shares in accordance with the intended methods of disposition thereof described as aforesaid; provided, however, that, in the case of an underwritten offering, prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which the Warrantholder shall have indicated to be acceptable to the Warrantholder, the Company shall so advise the Warrantholder of such price, and the Warrantholder shall then have the right to withdraw its request to have its Warrant Shares included in such registration statement; provided further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Warrantholder and the Company shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith). The obligations of the Company to effect a registration pursuant to this Section 8.1 shall continue until all of the Warrant Shares have been sold by the holder or could immediately be sold pursuant to Rule 144 without the holder being deemed an underwriter of such securities within the meaning of Section 2(a)(11) of the 1933 Act.

8.2. Underwriter Holdback. If the managing underwriter of any underwritten offering under this Section 8 shall inform the Company by letter that, in its opinion, the number of Warrant Shares requested to be included in such registration would adversely affect such offering, and the Company has so advised the Warrantholder in writing, then the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, any holders with contractual rights senior to the Warrantholder, third, the Warrant Shares requested to be included in such registration pursuant to this Warrant and, fourth, all other securities proposed to be registered.

8.3. Obligations of the Company. In connection with the registration of the Warrant Shares as contemplated by this Section 8 the Company shall:

8.3.1. Following receipt of a written request from the Warrantholder under Section 8.1 to register Warrant Shares with the Commission, prepare and file a Registration Statement with respect to the securities to be sold by the Company together with the Warrant Shares to be sold by the Warrantholder, and thereafter use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

8.3.2. Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Warrant Shares covered by the Registration Statement until the earlier to occur of (i) such time as all of such Warrant Shares have been disposed of in accordance with the intended methods of disposition by the Warrantholder as set forth in the Registration Statement and (ii) the expiration of one year from the date the registration statement is declared effective by the Commission;

8.3.3. Furnish to the Warrantholder (without charge to the Warrantholder) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as the Warrantholder may reasonably request in order to facilitate the disposition of the Warrant Shares; the Company consents to the use of the prospectus and any amendment or supplement thereto by the Warrantholder in connection with the offering and the sale of the Warrant Shares covered by the prospectus or any amendment or supplement thereto;

8.3.4. Use its reasonable commercial efforts to (a) register and qualify the Warrant Shares covered by the Registration Statement under such securities or Blue Sky laws of such jurisdictions as the Warrantholder reasonably requests, (b) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (c) take such other reasonable actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (d) take all other reasonable actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.3.4.

8.3.5. In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Warrant Shares reasonable indemnification.

8.3.6. Promptly (and in any event within two Business Days) notify the Warrantholder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its reasonable commercial efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Warrantholder as such Warrantholder may reasonably request;

8.3.7. Promptly (and in any event within two Business Days) notify the Warrantholder (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement, and use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

8.3.8. Make available for inspection by the Warrantholder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by the Warrantholder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

8.3.9. Use its reasonable commercial efforts either to (a) cause all the Warrant Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Warrant Shares is then permitted under the rules of such exchange or, (b) if similar securities issued by the Company are not then listed on a national securities exchange, cause all the Warrant Shares covered by the Registration Statement to be listed or included for trading on the exchange or quotation system on which similar securities issued by the Company are then listed or traded;

8.3.10. Promptly (and in any event within two Business Days) notify the Warrantholder when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and

8.3.11. Use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, to the extent required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

8.4. Obligations of the Warrantholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant that the Warrantholder shall comply with its obligations under this Warrant, including this Section 8.4.

8.4.1. The Warrantholder shall furnish to the Company such information regarding itself, the Warrant Shares and the intended method of disposition of the Warrant Shares as shall be reasonably required to effect the registration of the Warrant Shares and shall execute such documents and agreements in connection with such registration as the Company may reasonably request, all in a timely manner so as to enable the Company to comply with its obligations hereunder. Concurrent with the notice delivered pursuant to Section 8.1 above, the Company shall notify the Warrantholder of the information the Company requires from the Warrantholder (the “Requested Information”) if the Warrantholder elects to have any of its Warrant Shares included in the Registration Statement. If within 5 Business Days of the notice delivered by the Company pursuant to Section 8.1 above, the Company has not received the Requested Information from the Warrantholder and the Company has properly notified the Warrantholder in accordance with the preceding sentence, then the Company may file the Registration Statement without including Warrant Shares.

8.4.2. The Warrantholder, by its acceptance of the Warrant Shares, agrees to cooperate with any reasonable request made by the Company in connection with the preparation and filing of any registration statement hereunder which includes the Warrant Shares.

8.4.3. In the event of an underwritten offering, the Warrantholder agrees to enter into and perform its obligations under any underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonable required in order to expedite or facilitate the disposition of the Warrant Shares.

8.4.4. The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3.6, the Warrantholder will immediately discontinue disposition of Warrant Shares pursuant to the Registration Statement covering such Warrant Shares until the Warrantholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.3.6 and, if so directed by the Company, the Warrantholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction ) all copies, other than permanent file copies then in the Warrantholder’s possession, of the prospectus covering Warrant Shares at the time of receipt of such notice; and

8.4.5. The Warrantholder may not participate in any underwritten registration hereunder unless the Warrantholder (a) agrees to sell such Warrant Shares on the basis provided in any underwriting arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay the Warrantholder’s pro rata portion of all underwriting discounts and commissions.

8.5. Expenses of Registration. All expenses (other than underwriting discounts and commissions and fees and disbursements of any counsel retained by the Warrantholder) incurred in connection with registration, filings or qualifications pursuant to Section 8 including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

8.6. Indemnification. In the event any Warrant Shares are included in a Registration Statement under this Agreement:

8.6.1. To the extent permitted by law, the Company shall indemnify and hold harmless the Warrantholder, each person, if any, who controls the Warrantholder, any underwriter (as defined in the 1933 Act) for the Warrantholder, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Holder”), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, “Claims”) to which any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions of violations (collectively a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the pricing prospectus, the final prospectus or any “issuer free writing prospectus” or any “issuer information” within the meaning of Rule

433 promulgated under the 1933 Act (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Commission), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the Exchange Act, or any state securities law. Subject to the restrictions set forth in Section 8.6.3, with respect to the number of legal counsel, the Company shall reimburse Warrantholder and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.6(x) shall not apply to a Claim arising out of or based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

8.6.2. In connection with any Registration Statement in which the Warrantholder is participating, the Warrantholder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 8.6.1, the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively and together with an Indemnified Holder, an “Indemnified Party”), against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished to the Company by the Warrantholder expressly for use in connection with such Registration Statement; and the Warrantholder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8.6.2. shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Warrantholder, which consent shall not be unreasonably withheld.

8.6.3. Promptly after receipt by an Indemnified Party under Section 8.6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under Section 8.6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Warrantholder. The failure by an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under Section 8.6, except to the extent that such failure to notify results in the forfeiture by the indemnifying party or substantive rights or defenses. The indemnification required by Section 8.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8.7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.6 to the fullest extent permitted by law.

8.8. Transfer Of Registration Rights. The right to sell Warrant Shares pursuant to the Registration Statement described herein will automatically be assigned to each transferee of the Warrant or Warrant Shares permitted under the terms of this Warrant. In the event that it is necessary, in order to permit a Warrantholder to sell Warrant Shares pursuant to the Registration Statement, to supplement or amend the Registration Statement to name such Warrantholder, such Warrantholder shall upon written notice to the Company, be entitled to have the Company make such amendment or supplement as soon as reasonably practicable.

9. Miscellaneous.

9.1. Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the subject matter hereof.

9.2. Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant. Except as otherwise set forth herein, this Warrant may not be assigned, sold, pledged, transferred or otherwise disposed of by the Warrantholder without the prior written consent of the Company.

9.3. Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning of interpretation of this Warrant.

9.4. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

9.5. Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates,

instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

9.6. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail or overnight courier, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a)	if to the Company, addressed to:

WMS Industries Inc.

800 S. Northpoint Blvd.

Waukegan, IL 60085

Attention: Executive Vice President and Chief Financial Officer

With a copy to:

WMS Industries Inc.

800 S. Northpoint Blvd.

Waukegan, IL 60085

Attention: Vice President, General Counsel and Secretary

(b)	if to the Warrantholder, addressed to:

Hasbro, Inc.

1011 Newport Avenue

Pawtucket, RI 02862

Attn: General Counsel

With a copy to:

Hasbro, Inc.

1011 Newport Avenue

Pawtucket, RI 02862

Attn: President, Hasbro Properties Group

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, on the next Business Day if sent by overnight courier, or on the third Business Day after the mailing thereof if sent by U.S. mail.

9.7. Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

9.8. Governing Law. This Warrant shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

9.9. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

IN WITNESS WHEREOF, each of the Company and Hasbro has caused this Warrant to be signed by its duly authorized officer.

WMS INDUSTRIES INC.

By:
Name:	Orrin J. Edidin
Title:	President

HASBRO, INC.

By:
Name:
Title:

Dated: June    , 2009

Exhibit A

EXERCISE AND CONVERSION FORM

(To be executed upon exercise or conversion of this Warrant)

Exercise. The undersigned hereby irrevocably elects to exercise its right to purchase                     of the Warrant Shares pursuant to Section 1.2 of the Warrant and herewith tenders payment for such Warrant Shares to the order of WMS Industries Inc. in the amount of $                    .

Conversion. The undersigned hereby irrevocably elects to exercise its Conversion Right with respect to                     Warrant Shares pursuant to Section 1.3 of the Warrant.

The undersigned requests that a certificate for the Warrant Shares deliverable to the undersigned upon exercise or conversion, as applicable, be registered in the name of                     and that such certificates be delivered to                     whose address is                     .

Dated:

Signature

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of: